Exhibit 4.3(a)

AGL RESOURCES INC.
RETIREMENT SAVINGS PLUS PLAN

As amended and restated effective June 28, 2013

AGL RESOURCES INC.
RETIREMENT SAVINGS PLUS PLAN

AGL Resources Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Controlling Company”), hereby amends and restates the AGL RESOURCES INC. RETIREMENT SAVINGS PLUS PLAN (the “Plan”), effective as of June 28, 2013.

STATEMENT OF PURPOSE

A.    The Plan initially was adopted effective as of January 1, 1986, and was amended and restated on December 22, 1994, then again on February 25, 2002, and January 1, 2005, and was subsequently amended further. The Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.

B.    The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

C.    The Controlling Company intends that the Plan be a profit sharing plan and a stock bonus plan, qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

D.    Merged Plans.

1.    Effective as of October 1, 2000, the Controlling Company acquired the stock of Virginia Natural Gas, Inc. (“VNG”) from Consolidated Natural Gas, Inc. Upon the acquisition of VNG, the Virginia Natural Gas, Inc. Hourly Savings Plan and the Virginia Natural Gas, Inc. Employee Savings Plan were merged into the Plan, effective as of October 1, 2000. In addition, because certain VNG employees and former employees had participated in the System Thrift Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union, the Plan accepted a transfer of assets and liabilities from that plan.

2.    The Controlling Company entered into an Agreement and Plan of Merger with Cougar Corporation and NUI Corporation (“NUI”), dated as of July 14, 2004, pursuant to which NUI and its subsidiaries became subsidiaries of the Controlling Company. Effective as of December 1, 2004, the employees of NUI and its subsidiaries, who were active participants in the NUI Corporation Savings and Investment Plan or the NUI Corporation Savings and Investment Plan for Collective Bargaining Employees on November 29, 2004, became Participants in the Plan. For employees who were employed by NUI or its affiliates on November 30, 2004, and who became participants in the Plan, past service credit was granted for eligibility and vesting purposes under the

Plan, and prior to January 1, 2006, the Plan provided separate matching contribution and vesting provisions for such employees.

3.    The Controlling Company acquired additional ownership of SouthStar Energy Services, L.L.C. (“SouthStar”) effective January 1, 2010, causing SouthStar to become an Affiliate. Effective January 1, 2012, SouthStar became a participating employer in the plan, and the SouthStar Energy Services, L.L.C. 401(k) Profit Sharing Plan merged with and into the Plan effective in March of 2012.

4.    Effective December 9, 2011, the Controlling Company acquired Nicor, Inc. and its subsidiaries. Effective as of the date of this restatement, the Nicor Companies Savings Investment Plan has been merged with and into the Plan, and certain nonunion employees of the legacy Nicor companies have become participants in the Plan.

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as described above, the Controlling Company hereby sets forth the terms and provisions as follows:

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1.33	Disability or Disabled	7
1.34	Distributee	7
1.35	Effective Date	7
1.36	Elective Deferrals	7
1.37	Eligible Non-Highly Compensated Participant	8
1.38	Eligible Retirement Plan	8
1.39	Eligible Rollover Distribution	8
1.40	Employee	8
1.41	Employment Date	9
1.42	Entry Date	9
1.43	ERISA	9
1.44	Forfeiture	9
1.45	Highly Compensated Employee	9
	(a) General Rule	9
	(b) Compliance with Code Section 414(q)	9
1.46	Hour of Service	9
	(a) General Rule	9
	(b) Equivalencies	10
	(c) Changes by Administrative Committee	10
	(d) Computation Period	11
1.47	Investment Committee	11
1.48	Investment Fund or Funds	11
1.49	Key Employee	11
1.50	Leave of Absence	11
1.51	Limitation Year	11
1.52	Matching Account	11
1.53	Matching Contributions	11
1.54	Maternity or Paternity Leave	11
1.55	Maximum Deferral Amount	11
1.56	Named Fiduciary	12
1.57	Nicor Energy Services Participants	12
1.58	Nicor Participant	12
1.59	Nonelective Account	12
1.60	Nonelective Contributions	12
1.61	Non-Key Employee	12
1.62	Normal Retirement Age	12
1.63	NUI	12
1.64	Participant	12
1.65	Participating Company	12
1.66	Pension-Ineligible Participant	12
1.67	Permissive Aggregation Group	12
1.68	Plan	12
1.69	Plan Year	12
1.70	Prior Plan	13
1.71	Qualified Military Service	13
1.72	Qualified Spousal Waiver	13

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1.73	Required Aggregation Group	13
1.74	Rollover Account	13
1.75	Rollover Contribution	13
1.76	Roth Account	13
1.77	Roth Contributions	13
1.78	Roth Deferral Election	13
1.79	Roth Rollover Account	13
1.80	Severance Date	14
1.81	Spouse or Surviving Spouse	14
1.82	Supplemental Account	14
1.83	Supplemental Contributions	14
1.84	Temporary Employee	14
1.85	Top-Heavy Group	14
1.86	Top-Heavy Plan	14
1.87	Transfer Account	14
1.88	Transfer Contributions	14
1.89	Trust or Trust Agreement	14
1.90	Trust Fund	15
1.91	Trustee	15
1.92	VNG	15
1.93	Valuation Date	15
1.94	Year of Eligibility Service	15
	(a) Aggregation Rule	15
	(b) Counting Periods of Severance	15
	(c) Predecessor Plan	15
	(d) Predecessor Employer	16
	(e) Reemployed Veterans	16
1.95	Year of Vesting Service	16
	(a) AGL Participants	16
	(b) Nicor Participants	16
	(c) Additional Service Credit	17
ARTICLE II ELIGIBILITY		18
2.1	Initial Eligibility Requirements	18
	(a) General Rule	18
	(b) Nonelective Contributions	18
	(c) Participation on Effective Date	18
	(d) New Participating Companies	18
	(e) Predecessor Employer	18
2.2	Treatment of Interruptions of Service	19
	(a) Reemployment Before Break in Service	19
	(b) Reemployment After Break in Service	19
	(c) Reparticipation Upon Reemployment	19
2.3	Change in Status	19
	(a) Loss of Covered Employee Status	19
	(b) Change to Covered Employee Status	19
	(c) Change by Participant	20

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2.4	Participant Information		20
ARTICLE III CONTRIBUTIONS			21
3.1	Before-Tax, Roth, Catch-Up and After-Tax Contributions		21
	(a)	Before-Tax Contributions	21
	(b)	Roth Contributions	21
	(c)	After-Tax Contributions	22
	(d)	Catch-Up Contributions	22
	(e)	Deferral Elections	22
	(f)	Coverage By Automatic Contribution Arrangement	24
3.2	Matching Contributions		24
	(a)	AGL Participants	24
	(b)	Nicor Participants	24
3.3	Nonelective Contributions		25
	(a)	Generally	25
	(b)	Nicor Energy Services Participants	25
3.4	Supplemental Contributions		25
3.5	Form of Contributions		25
3.6	Timing of Contributions		25
	(a)	Before-Tax and Roth Contributions	25
	(b)	Matching and Supplemental Contributions	26
3.7	Contingent Nature of Company Contributions		26
3.8	Restoration Contributions		26
	(a)	Restoration Upon Buy-Back	26
	(b)	Restoration of Other Forfeitures	26
	(c)	Restoration Contribution	26
3.9	Military Service		27
	(a)	Generally	27
	(b)	Makeup Contributions	27
	(c)	Death During Military Service	27
ARTICLE IV ROLLOVERS AND TRANSFERS BETWEEN PLANS			28
4.1	Rollover Contributions		28
	(a)	Request by Covered Employee	28
	(b)	Acceptance of Rollover	28
	(c)	Separate Accounting for After-Tax Rollovers	28
	(d)	Rollovers to Roth Accounts	28
4.2	Transfer Contributions		29
	(a)	Direct Transfers Permitted	29
	(b)	Mergers and Spin-Offs Permitted	29
	(c)	Establishment of Transfer Accounts	29
	(d)	Transfer Accounts	29
	(e)	Transfers from Nicor Thrift Plan	29
	(f)	Transfers from Birdsall Plan	30
4.3	Spin-Offs to Other Plans		30
	(a)	Generally	30
	(b)	Transfers to Nicor Gas Thrift Plan	30

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ARTICLE V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS			31
5.1	Establishment of Participants’ Accounts		31
5.2	Allocation and Crediting of Before-Tax, Roth, After-Tax, Matching, Rollover and Transfer Contributions		31
5.3	Allocation and Crediting of Nonelective Contributions		31
	(a)	2013 Plan Year	31
	(b)	Nicor Energy Services Participants for 2013	32
	(c)	Plan Years After 2013	32
5.4	Allocation and Crediting of Supplemental Contributions		32
	(a)	General Provision	32
	(b)	Per Capita Supplemental Contributions	32
	(c)	Proportional Supplemental Contributions	33
	(d)	Targeted Supplemental Contributions	33
	(e)	Supplemental Matching Contributions	33
5.5	Crediting of Restoration Contributions		33
5.6	Allocation of Forfeitures		33
5.7	Allocation and Crediting of Investment Experience		34
5.8	Good Faith Valuation Binding		34
ARTICLE VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS			35
6.1	Maximum Limitation on Elective Deferrals		35
	(a)	Maximum Elective Deferrals Under Participating Company Plans	35
	(b)	Return of Excess Contributions	35
	(c)	Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements	35
	(d)	Discretionary Return of Elective Deferrals	35
	(e)	Return of Excess Annual Additions	36
	(f)	Coordination of Before-Tax Contributions and Roth Contributions	36
6.2	Nondiscrimination Requirements for Before-Tax Contributions		36
	(a)	ADP Tests	36
	(b)	ADP or Actual Deferral Percentage	36
	(c)	Adjustments to Actual Deferral Percentages	37
	(d)	Multiple Plans	38
	(e)	Separate Testing	39
	(f)	Interpretation	39
6.3	Nondiscrimination Requirements for After-Tax and Matching Contributions		39
	(a)	ACP Tests	39
	(b)	ACP or Actual Contribution Percentage	39
	(c)	Adjustments to Actual Contribution Percentages	40
	(d)	Multiple Plans	41
	(e)	Separate Testing	42
	(f)	Interpretation	42
6.4	Code Section 415 Limitations on Maximum Contributions		42
	(a)	General Limit on Annual Additions	42
	(b)	Aggregation of Previously Unaggregated Plans	42
	(c)	Combined Plan Limit	43

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	(d)	Compliance with Code Section 415	43
6.5	Construction of Limitations and Requirements		43
ARTICLE VII INVESTMENTS			44
7.1	Establishment of Trust Account		44
7.2	Investment Funds		44
	(a)	Establishment of Investment Funds	44
	(b)	Reinvestment of Cash Earnings	44
7.3	Participant Direction of Investments		44
	(a)	Investment of Contributions	44
	(b)	Investment of Existing Account Balances	45
	(c)	Conditions Applicable to Investment Elections	45
	(d)	Restrictions on Investments	45
7.4	Acquisition of Company Stock		45
	(a)	In General	45
	(b)	Stock Rights, Warrants or Options	46
7.5	Valuation		46
7.6	Voting and Tender Offer Rights With Respect to Company Stock		46
	(a)	Voting Rights	46
	(b)	Tender Offer Rights	46
	(c)	Confidentiality	46
	(d)	Dissemination of Pertinent Information	47
7.7	Fiduciary Responsibilities for Investment Directions		47
7.8	Appointment of Investment Manager; Authorization to Invest in Collective Trust		47
	(a)	Investment Manager	47
	(b)	Collective Trust	47
ARTICLE VIII FLEXIBLE DIVIDEND PROGRAM			48
8.1	Designation as an ESOP		48
8.2	Flexible Dividend Program		48
	(a)	Distribution of Dividends	48
	(b)	Rollover of Dividend Distributions	48
	(c)	Dividends Not Distributed	48
8.3	Election for Dividend Distribution		48
8.4	Failure to Elect		49
ARTICLE IX VESTING IN ACCOUNTS			50
9.1	Vesting of Before-Tax, Roth, After-Tax, Supplemental and Rollover Accounts		50
9.2	Vesting of Matching and Nonelective Accounts		50
	(a)	AGL Participants	50
	(b)	Nicor Participants	50
	(c)	Company Stock Dividends	50
9.3	Vesting Upon Attainment of Normal Retirement Age, Disability or Death		50
9.4	Timing of Forfeitures and Vesting after Restoration Contributions		51
	(a)	Reemployment After Distribution	51
	(b)	Reemployment and Vesting Before Distribution	51
	(c)	Vesting Upon Reemployment	51

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9.5	Vesting of Matching Contribution Accounts for VNG Participants		52
	(a)	CNG Participants	52
	(b)	VNG Participants	52
9.6	Vesting of Matching Contribution Accounts for NUI Participants		52
9.7	Amendment to Vesting Schedule		52
ARTICLE X IN-SERVICE WITHDRAWALS AND LOANS			53
10.1	Hardship Withdrawals		53
	(a)	Parameters of Hardship Withdrawals	53
	(b)	Immediate and Heavy Financial Need	53
	(c)	Necessary to Satisfy a Financial Need	54
10.2	Withdrawals from After-Tax Account		54
10.3	Withdrawals After Age 59½		54
10.4	Distributions and Withdrawals from Transfer Accounts		54
10.5	Loans to Participants		54
	(a)	Grant of Authority	54
	(b)	Nondiscriminatory Policy	55
	(c)	Minimum Loan Amount	55
	(d)	Maximum Loan Amount	55
	(e)	Adequacy of Security	55
	(f)	Rate of Interest	56
	(g)	Crediting Loan Payments to Accounts	56
	(h)	Remedies in the Event of Default	56
	(i)	Loans Transferred from Other Plans	57
	(j)	Suspension of Repayments for Leaves	57
10.6	Recordkeeper Transition Rule		57
10.7	General Rules		57
	(a)	Election to Withdraw	57
	(b)	Payment of Withdrawal	57
ARTICLE XI PAYMENT OF BENEFITS FROM ACCOUNTS			58
11.1	Benefits Payable for Reasons Other Than Death		58
	(a)	General Rule Concerning Benefits Payable	58
	(b)	Timing of Distribution	58
	(c)	Participant’s Right to Payment	59
	(d)	Required Minimum Distributions	59
	(e)	Delay Upon Reemployment or Termination of Disability	59
11.2	Death Benefits		60
	(a)	Generally	60
	(b)	Timing of Payment	60
	(c)	Form of Payment	60
11.3	Restrictions on Distributions from Before-Tax, Roth and Supplemental Accounts		60
11.4	Form of Distribution For Participants		61
	(a)	Generally	61
	(b)	Partial Distributions and Installments	61
	(c)	Direct Rollover Distributions	62
11.5	Qualified Domestic Relations Orders		63

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11.6	Beneficiary Designation	63
	(a) General	63
	(b) No Designation or Designee Dead or Missing	63
11.7	Forfeiture of Benefits by Killers	64
11.8	Claims	64
	(a) Rights	64
	(b) Procedure	65
	(c) Review Procedure	65
	(d) Satisfaction of Claims	66
11.9	Explanation of Rollover Distributions	67
11.10	Unclaimed Benefits	67
11.11	Recovery of Mistaken Payments	68
11.12	Recordkeeper Transition Rule	68
ARTICLE XII ADMINISTRATION		69
12.1	Administrative and Investment Committees; Appointment and Term of Office	69
12.2	Organization of Administrative and Investment Committees	69
12.3	Powers and Responsibility of the Administrative Committee	69
	(a) Fiduciary Responsibilities	69
	(b) Other Powers	70
12.4	Delegation	71
12.5	Construction of the Plan	71
12.6	Assistants and Advisors	71
	(a) Engaging Advisors	71
	(b) Reliance on Advisors	71
12.7	Bonding	71
12.8	Powers and Responsibility of the Investment Committee	72
12.9	Direction of Trustee by the Investment Committee	72
12.10	Bonding	72
12.11	Indemnification	72
ARTICLE XIII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES		74
13.1	Controlling Company and Board	74
	(a) General Responsibilities	74
	(b) Authority of Participating Companies	74
13.2	Administrative Committee	74
	(a) General Responsibilities	74
	(b) Allocation of Authority	74
13.3	Trustee	75
13.4	Limitations on Obligations of Fiduciaries	75
13.5	Delegation	75
13.6	Multiple Fiduciary Roles	75
ARTICLE XIV AMENDMENT, TERMINATION AND ADOPTION		76
14.1	Amendment	76
14.2	Termination	76
	(a) Right to Terminate	76

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	(b)	Vesting Upon Complete Termination	76
	(c)	Dissolution of Trust	76
	(d)	Vesting Upon Partial Termination	77
14.3	Adoption of the Plan by a Participating Company		77
	(a)	Procedures for Participation	77
	(b)	Single Plan	77
	(c)	Authority under Plan	78
	(d)	Contributions to Plan	78
	(e)	Withdrawal from Plan	78
14.4	Merger, Consolidation and Transfer of Assets or Liabilities		78
ARTICLE XV TOP-HEAVY PROVISIONS			79
15.1	Top-Heavy Plan Years		79
15.2	Determination of Top-Heavy Status		79
	(a)	Application	79
	(b)	Special Definitions	79
15.3	Top-Heavy Minimum Contribution		80
	(a)	Multiple Defined Contribution Plans	80
	(b)	Defined Contribution and Benefit Plans	80
	(c)	Defined Contribution Minimum	81
	(d)	Defined Benefit Minimum	81
15.4	Top-Heavy Minimum Vesting		82
15.5	Construction of Limitations and Requirements		82
ARTICLE XVI MISCELLANEOUS			83
16.1	Nonalienation of Benefits and Spendthrift Clause		83
	(a)	General Nonalienation Requirements	83
	(b)	Exception for Qualified Domestic Relations Orders	83
	(c)	Exception for Loans from the Plan	83
	(d)	Exception for Certain Judgments, Orders, Decrees and Settlements	83
16.2	Headings		84
16.3	Construction, Controlling Law		84
16.4	Legally Incompetent		84
16.5	Title to Assets, Benefits Supported Only By Trust Fund		84
16.6	Legal Action		84
16.7	Exclusive Benefit; Refund of Contributions		85
	(a)	Permitted Refunds	85
	(b)	Payment of Refund	85
	(c)	Limitation on Refund	85
16.8	Plan Expenses		85
16.9	Satisfaction of Writing Requirement By Other Means		86
SCHEDULE A			1
SCHEDULE B			1
SCHEDULE C			1

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ARTICLE 1
DEFINITIONS
For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.

1.1    Account means, with respect to a Participant or beneficiary, the amount of money or other property in the Trust Fund, as evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and beneficiary. “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.
1.2    ACP or Actual Contribution Percentage means the percentage described in Section 6.3(b).
1.3    ACP Tests means the nondiscrimination tests described in Section 6.3.
1.4    Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced; provided, to the extent applicable, “Active Participant” will apply separately to each type of Contribution which has a different eligibility requirement under Section 2.1.
1.5    Administrative Committee means the committee which will act to administer the Plan as provided in Article XII. The Administrative Committee will be the plan administrator, as that term is defined in Code Section 414(g), and the administrator, as that term is defined in ERISA Section 3(16)(A). To the extent that an Administrative Committee is not appointed, the Controlling Company may act in lieu of the Administrative Committee.
1.6    ADP or Actual Deferral Percentage means the percentage described in Section 6.2(b).
1.7    ADP Tests means the nondiscrimination tests described in Section 6.2.
1.8    Affiliate means, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control (within the meaning of Code Section 414(c)) with a Participating Company, (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o). Solely for purposes of Sections 6.4, 1.24(a)(3) and 1.24(c), the term “Affiliate” as defined in this Section will be deemed to

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include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).
1.9    After-Tax Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to traditional After-Tax Contributions.
1.10    After-Tax Contributions means the amounts paid by a Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(c).
1.11    After-Tax Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as an After-Tax Contribution, pursuant to the terms of Section 3.1(c).
1.12    Annual Additions means the sum of the amounts described in Code Section 415(c)(2).
1.13    Before-Tax Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Before-Tax Contributions.
1.14    Before-Tax Contributions means the amounts paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(a).
1.15    Before-Tax Deferral Election means an election by an Active Participant directing the Participating Companies to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before-Tax Contribution pursuant to the terms of Section 3.1(a).
1.16    Beneficiary means the person(s) designated in accordance with Section 11.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.
1.17    Birdsall Plan means the Birdsall, Inc. Retirement Savings Plan, or successor to such plan, as maintained by an Affiliate.
1.18    Board means the board of directors of the Controlling Company. To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board. A reference to the board of directors of any other Participating Company will specify it as such.
1.19    Break in Service.
(a)    AGL Participants. With respect to a Participant who is not a Nicor Participant, a “Break in Service” means any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service will not be deemed to have

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occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted, subject to the following:
(1)    A Break in Service will be deemed to have commenced on the first day of the year in which it occurs.
(2)    For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in clause (i) hereof, 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this subsection will not exceed 501 hours. Hours of Service so credited will be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service will be credited to the Employee in the immediately following year. No Hour of Service will be credited due to Maternity or Paternity Leave as described in this subsection unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee will prescribe uniform and nondiscriminatory procedures by which to make the above determinations.
(3)    As used in this subsection, the term “year” means the same 12-month period as forms the basis for determining a Year of Vesting Service.
(b)    Nicor Participants. With respect to a Nicor Participant, a “Break in Service” means, generally, a period of 12 consecutive months beginning on a Severance Date or anniversary of such date, during which an Employee does not complete an Hour of Service. For purposes of determining whether or not the Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will not have a Break in Service until the second anniversary of the first day of such absence from employment; provided, the period between the first and second anniversary of such first day of absence is not a period of service for any other purpose. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.
1.20    Catch-Up Contributions means the additional Before-Tax and Roth Contributions that may be made pursuant to the terms of Section 3.1(d) by Participants who have reached age 50 by the last day of a Plan Year.

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1.21    Code means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.
1.22    Company Stock means the common stock of the Controlling Company.
1.23    Company Stock Fund means the Investment Fund that is primarily invested in Company Stock.
1.24    Compensation has the meaning set forth in subsection (a), (b), (c), (d), (e) or (f), whichever is applicable; provided, the annual compensation taken into account under the Plan for a Plan Year (or other applicable period) will not exceed the compensation limit under Code Section 401(a)(17) (as adjusted by the Secretary of the Treasury for cost of living increases). For clarity, a Participant’s Before-Tax Contributions, Roth Contributions and After-Tax Contributions will be determined as a percentage of Compensation without excluding the amounts in excess of the limitation under Code Section 401(a)(17).
(a)    AGL Benefit Compensation. Except as provided in subsection (b), for purposes of determining the amount of Before-Tax, Roth and After-Tax Contributions pursuant to Section 3.1, determining the amount of Matching Contributions pursuant to Section 3.2(a), allocating Supplemental Contributions pursuant to Section 5.4 and for all other purposes except those set forth in subsections (b), (c), (d), (e) and (f) hereof, “Compensation” means the total of the amounts described in subsections (a)(1) and (a)(2) payable by the Affiliates, excluding the amounts described in subsection(a)(3), as follows:
(1)    Such Participant’s base salary (not including premiums); plus
(2)    Such Participant’s overtime, commissions and annual bonuses payable under the terms of the AGL Resources Inc. Annual Incentive Plan (or its successor plan) or any other annual bonus plan sponsored by an Affiliate, as well as any other cash bonus paid by an Affiliate on a regular, periodic basis, such as a quarterly, monthly or semi-annual bonus (but, for clarity, not including retention bonuses, even if they are paid on a periodic basis); excluding
(3)    All amounts otherwise includible that are paid after the Employee’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B)(i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with an Affiliate; or (ii) the Compensation is payment for unused accrued bona fide vacation leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment. The exclusion under this subsection does not apply to payments to an individual who does not currently perform services for an Affiliate

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because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service. The exclusion in this subsection does not apply to payments to an Employee who is permanently and totally disabled as defined in Code Section 22(e)(3), during the period when the Employee is receiving short-term disability payments. For purposes of this subsection, an Employee will not be considered to have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.
(b)    Nicor Participants’ Benefit Compensation. For purposes of determining the amount of Before-Tax, Roth and After-Tax Contributions in Section 3.1 for Nicor Participants, the amount of Matching Contributions in Section 3.2(b) for Nicor Participants, and the amount and allocation of Nonelective Contributions under Sections 3.3 and 5.3 for Nicor Participants, “Compensation” means, for any Plan Year, the Participant’s base pay from the Participating Companies, including vacation pay, sales commissions for sales of HVAC equipment, and military differential wage payments, but excluding (i) all other forms of compensation (such as bonuses, overtime, incentive compensation, pre-paid salary increase advances, lump sum raise payments, payments or commissions for services or products, including HVAC, sold via telemarketing and during service or repairs at a customer’s premises), and (ii) the excluded amounts described in subsection (a)(3); provided, for purposes of determining the amount and allocation of Nonelective Contributions, Compensation will be limited to the portion of the Plan Year when such Participant was a Pension-Ineligible Participant.
(c)    Section 415 and Top Heavy Compensation. Solely for purposes of Section 6.4 (relating to maximum contribution and benefit limitations under Code Section 415), and Section 15.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” means, with respect to a Participant for a specified period the following:
(1)    all such Participant’s wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source, that are reportable for federal income tax purposes on IRS Form W-2, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)); plus
(2)    all before-tax, salary deferral or reduction contributions made to the Plan and other Code Section 401(k), Section 132(f)(4) and Section 125 plans of the Participating Companies on behalf of a Participant for such Plan Year (including any contributions made under Code Section 402(a)(8) or Section 402(h)); excluding
(3)    the amounts described in subsection (a)(3).
(d)    Key Employee and Highly Compensated Employee Compensation. Solely for purposes of determining which Employees are Key Employees and which Employees are Highly Compensated Employees for any applicable Plan Year, “Compensation” means the

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Participant’s compensation as defined in Code Section 415(c), without applying the limitations of Code Section 401(a)(17). In determining the Key Employees under the Plan, the compensation of a Participant who is a nonresident alien will not include any amount that is excludable from the Participant’s gross income and is not effectively connected with the conduct of a trade or business within the United States.
(e)    Testing Compensation. For purposes of performing discrimination testing to ensure compliance with Code Section 401(a)(4), 401(k) and 401(m) and for purposes of allocating Supplemental Contributions under Section 5.4(d), “Compensation” generally means compensation as defined in Code Section 415(c) for the relevant Plan Year; provided, on a plan year-by-plan year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s).
(f)    Compensation for Determining Nonelective Contributions for AGL Participants. For purposes of determining the amount and allocation of Nonelective Contributions for a Plan Year under Sections 3.3 and 5.3 for Participants other than Nicor Participants, a Participant’s Compensation means Compensation as described in subsection (a), but excluding any amounts payable during a period when the Participant was eligible to accrue benefits under the AGL Resources Inc. Retirement Plan.
1.25    Contributions means, individually or collectively, the Before-Tax, Roth, After-Tax, Matching, Nonelective, Supplemental, Rollover and Transfer Contributions permitted under the Plan.
1.26    Controlling Company means AGL Resources, Inc. a Georgia C-corporation with its principal office in Atlanta, Georgia, and its successors that adopt the Plan.
1.27    Covered Employee means an Employee of a Participating Company, other than:
(a)    An Employee who is a “leased employee” within the meaning of Code Section 414(n);

(b)    An individual classified as an independent contractor, leased employee, nonemployee or Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

(c)    An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, provided that retirement benefits were the subject of good faith bargaining between employee representatives and the Participating Company or Participating Companies, unless the terms of the collective bargaining agreement require that such Employee be eligible to participate in the Plan;

(d)    An Employee who is a co-op student or intern.

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1.28    Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before-Tax, Roth or After-Tax Contribution, pursuant to the terms of Section 3.1.
1.29    Defined Benefit Minimum means the minimum benefit level as described in Section 15.3(d).
1.30    Defined Contribution Minimum means the minimum contribution level as described in Section 15.3(c).
1.31    Defined Contribution Plan means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants, which may be allocated to such participant’s account.
1.32    Determination Date means the date described in Section 15.2(b)(1).
1.33    Disability or Disabled means that a Participant is (i) wholly prevented from engaging in any substantially gainful activity by reason of a medically-determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, and (ii) determined eligible to receive long term disability benefits from a Participating Company’s long term disability plan (or if no such plan exists, determined by the Administrative Committee to meet the definition of disability under the long term disability plan of the Controlling Company). In determining whether a Participant has suffered a Disability, the Administrative Committee or its designee may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee. The decision of the Administrative Committee as to Disability will be final and binding.
1.34    Distributee means a Participant, a Surviving Spouse, a former Spouse who is an alternate payee under a QDRO, or a Beneficiary. For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
1.35    Effective Date means June 28, 2013, the date that this restatement of the Plan generally will be effective; provided, any effective date specified herein, for any provision, if different from the “Effective Date,” will control. The Plan initially was adopted effective as of January 1, 1986.
1.36    Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Before-Tax Contributions plus such other amounts as determined pursuant to the terms of Code Section 402(g)(3).

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1.37    Eligible Non-Highly Compensated Participant means, for a Plan Year, a Participant who (i) is not a Highly Compensated Employee, and (ii) is taken into account in performing the ADP or ACP Tests.
1.38    Eligible Retirement Plan means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a), the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code Section 408A. This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). In the case of a distribution to a non-spouse Beneficiary, “Eligible Retirement Plan” means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.
1.39    Eligible Rollover Distribution means any distribution to (i) a Participant, (ii) his Surviving Spouse (after his death), (iii) his Spouse or former Spouse who is his alternate payee under a qualified domestic relations order, or (iv) his Beneficiary, of all or any portion of his Account; provided, an “Eligible Rollover Distribution” will not include (A) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (x) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (y) for a specified period of 10 years or more, (B) any distribution to the extent such distribution is required under Code Section 401(a)(9), (C) any distribution which is made upon hardship of the Participant, and (D) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (x) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (y) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
1.40    Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees), including leased employees of an Affiliate within the meaning of Code Section 414(n). The term “leased employee” includes any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year

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under the primary direction or control of the Affiliate. Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” does not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).
1.41    Employment Date means, with respect to any Employee, the date on which he first completes an Hour of Service. In the case of an Employee who severs from employment with the Affiliates and is reemployed, “Employment Date” means: (i) with respect to service before the severance from employment, the date determined pursuant to the preceding sentence; and (ii) with respect to service after such reemployment, the date on which he or she first completes an Hour of Service after reemployment.
1.42    Entry Date means, with respect to a Participant, the first day of each payroll period that applies to such Participant.
1.43    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
1.44    Forfeiture means, for any Plan Year, the dollar amount that is removed from Accounts, but not distributed, during such Plan Year.
1.45    Highly Compensated Employee means an Employee who is described either in subsection (a)(1) or (a)(2) hereof, as modified by subsection (b) hereof.
(a)    General Rule.
(1)    An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned (or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)) more than 5% of the outstanding stock of a corporate Affiliate or stock possessing more than 5% of the total combined voting power of all stock of a corporate Affiliate or more than 5% of the capital or profits interest in a noncorporate Affiliate; or
(2)    An Employee who at any time during the immediately preceding Plan Year received Compensation in excess of $115,000 (or such other amount as is applicable for the Plan Year under Code Section 414(q)).
(b)    Compliance with Code Section 414(q). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.
1.46    Hour of Service means the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:
(a)    General Rule.
(1)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

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(2)    Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:
(A)    No more than 501 Hours of Service will be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an Employee (whether or not such period occurs in a single computation period);
(B)    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee will not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and
(C)    Hours of Service will not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.
For purposes of this subsection, a payment will be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(3)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service will not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) will be subject to the limitations set forth in that subsection.
(4)    Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service will not be credited under subsection (1), (2) or (3) hereof, as the case may be, and under this subsection (4).
(b)    Equivalencies. Each Employee for whom an Affiliate does not keep records of actual Hours of Service will be credited, in accordance with this Section and applicable regulations issued by the Department of Labor, with 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service.
(c)    Changes by Administrative Committee. The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee

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from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change will be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made. Hours of Service will be credited and determined in compliance with Department of Labor Regulation Sections 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.
(d)    Computation Period. For purposes of this Section, a “computation period” means the 12-month period that forms the basis for determining an Employee’s Year of Eligibility Service or Years of Vesting Service, as applicable.
1.47    Investment Committee means the committee which will make and effect investment decisions, as provided in Article XII. Unless the Controlling Company specifies otherwise, the Administrative Committee will serve as the Investment Committee. To the extent that neither an Administrative Committee nor an Investment Committee is appointed, the Controlling Company may act in lieu of the Investment Committee.
1.48    Investment Fund or Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.
1.49    Key Employee means the persons described in Section 15.2(b)(2).
1.50    Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.
1.51    Limitation Year means the 12-month period ending on each December 31, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.
1.52    Matching Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.
1.53    Matching Contributions means the amounts paid under the Plan by each Participating Company to the Trust Fund as a match on Participants’ Before-Tax Contributions, Roth Contributions and/or After-Tax Contributions all pursuant to the terms of Section 3.2.
1.54    Maternity or Paternity Leave means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.
1.55    Maximum Deferral Amount means $17,500 (or such other limit as is applicable for a Plan Year under Code Section 402(g)), as adjusted by the Secretary of the Treasury under Code Section 402(g)(4) for cost-of-living increases. For Participants who have reached age 50 by the last day of a Plan Year, the Maximum Deferral Amount will be increased by $5,500, as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.

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1.56    Named Fiduciary means the Trustee, the Administrative Committee and the Investment Committee.
1.57    Nicor Energy Services Participants means Participants who, on the later of their date of hire with the Affiliates or December 9, 2011, were Employees of Nicor Energy Services Company.
1.58    Nicor Participant means any (i) Participant who was a participant in the SIP on June 27, 2013, (ii) Participant who was hired on or after June 28, 2013, by Ottawa Acquisition LLC or one of its direct or indirect wholly owned subsidiaries, and (iii) Participant who transfers from the Nicor Gas Thrift Plan as described in Section 4.2(e).
1.59    Nonelective Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Nonelective Contributions allocated pursuant to Section 5.3.
1.60    Nonelective Contributions means the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.3.
1.61    Non-Key Employee means the persons described in Section 15.2(b)(3).
1.62    Normal Retirement Age means age 65.
1.63    NUI means NUI Corporation, a corporation organized under the laws of the State of Delaware and an Affiliate that is a subsidiary of the Controlling Company, and its directly or indirectly wholly-owned subsidiaries.
1.64    Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” will include an Active Participant and a former Employee who has an Account under the Plan.
1.65    Participating Company means a company that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 14.3.
1.66    Pension-Ineligible Participant means an Active Participant who is not, on any relevant date of determination, eligible to actively accrue benefits under the AGL Resources Inc. Retirement Plan or any other defined benefit plan maintained by the Affiliates.
1.67    Permissive Aggregation Group means the group of plans described in Section 15.2(b)(4).
1.68    Plan means the AGL Resources Inc. Retirement Savings Plus Plan as contained herein and all amendments hereto. The Plan is intended to be a profit sharing plan with a cash or deferred arrangement and an employee stock ownership plan, qualified under Code Sections 401(a), 401(k) and 4975(e)(7).
1.69    Plan Year means the 12-month period ending on each December 31.

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1.70    Prior Plan means a qualified retirement plan from which the Plan accepts Transfer Contributions.
1.71    Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service.
1.72    Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s primary Beneficiary under the Plan. A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Administrative Committee prior to the Participant’s date of death.
1.73    Required Aggregation Group means the group of plans described in Section 15.2(b)(5).
1.74    Rollover Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.
1.75    Rollover Contribution means any eligible rollover distribution, as defined in Code Section 402(c)(4), to a Participant from an Eligible Retirement Plan, which is contributed as a rollover contribution to the Plan.
1.76    Roth Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to his Roth Contributions, as well as contributions under Code Section 402A that were transferred to the Plan from a Prior Plan.
1.77    Roth Contributions means the Contributions that the Participant irrevocably designates as Roth Contributions pursuant to Section 3.1(b).
1.78    Roth Deferral Election means an election by an Active Participant directing the Participating Companies to withhold a percentage of his current Compensation from his paychecks on an after-tax basis and to contribute such withheld amount to the Plan as a Roth Contribution, all as provided in Section 3.1.
1.79    Roth Rollover Account means a subaccount of the Rollover Account which is established and maintained on behalf of a Covered Employee, Participant or beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions that are direct rollovers from other Roth elective deferral accounts under applicable retirement plans described in Code Section 402A(e)(1) permitted under the rules of Code Section 402(c).

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1.80    Severance Date means, with respect to an Employee, the earlier of (i) the date his employment with all Affiliates terminates, or (ii) the first anniversary of the first date such Employee is absent from employment with all Affiliates (with or without pay) for any reason other than his termination of employment (for example, vacation, disability, Leave of Absence or layoff).
1.81    Spouse or Surviving Spouse means, with respect to a Participant, the person who is treated as married to such Participant under the laws of any U.S. or foreign jurisdiction that has the legal authority to sanction marriages. In addition, a Participant’s former Spouse will be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
1.82    Supplemental Account means the separate subaccount established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.
1.83    Supplemental Contributions means the qualified nonelective contributions paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.4.
1.84    Temporary Employee means an Employee who is a seasonal employee or otherwise classified as a temporary employee under the normal employment classifications of the applicable Participating Company.
1.85    Top-Heavy Group means the group of plans described in Section 15.2(b)(6).
1.86    Top-Heavy Plan means a plan to which the conditions set forth in Article XV apply.
1.87    Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context. Transfer Accounts will be reflected and described on a schedule hereto.
1.88    Transfer Contributions means amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or beneficiary. Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan will continue to be treated as after-tax contributions when held in the Transfer Account.
1.89    Trust or Trust Agreement means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the

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context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.
1.90    Trust Fund means the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.
1.91    Trustee means the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.
1.92    VNG means Virginia Natural Gas, Inc., a wholly-owned subsidiary of the Controlling Company.
1.93    Valuation Date means each business day of a Plan Year during which the Plan remains in effect on which a valuation of the Trust Fund is made.
1.94    Year of Eligibility Service means, with respect to an Employee, the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on his Severance Date, subject to the following provisions:
(a)    Aggregation Rule. In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated on the basis of days of service, with 365 days of service equal to one Year of Eligibility Service. Periods of service of less than 365 days will be disregarded.
(b)    Counting Periods of Severance. In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service.
(1)    If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and the date he performs such Hour of Service; and
(2)    If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to the date he performs such Hour of Service will be treated as a period of service.
(c)    Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Eligibility Service.

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(d)    Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a Schedule hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Eligibility Service.
(e)    Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Eligibility Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).
1.95    Year of Vesting Service.
(a)    AGL Participants. With respect to a Participant who is not a Nicor Participant, a “Year of Vesting Service” means a Plan Year during which an Employee completes no less than 1,000 Hours of Service, subject to the following and subsection (c):
(1)    Pre-Break Service. Years of Vesting Service completed prior to a period in which the Participant incurred 5 or more consecutive Breaks in Service will be disregarded under the Plan if the Participant had no vested interest in his Account at the time the first such Break in Service commenced.
(2)    Post-Break Service. Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service will be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.
(b)    Nicor Participants. With respect to a Nicor Participant, a “Year of Vesting Service” means the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on his Severance Date, subject to the following provisions and subsection (c):
(1)    Aggregation Rule. In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (3)) on the basis of days of service, with 365 days of service equal to one Year of Service. Periods of service of less than 365 days will be disregarded.
(2)    Counting Periods of Severance. In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service.
(A)    If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and the date he performs such Hour of Service; and

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(B)    If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to the date he performs such Hour of Service will be treated as a period of service.
(3)    Post-Break Service. Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service will be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.
(c)    Additional Service Credit.
(1)    Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.
(2)    Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a schedule hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Vesting Service.
(3)    Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

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ARTICLE II
ELIGIBILITY
2.1    Initial Eligibility Requirements.
(a)    General Rule. Except as provided in subsections (a)(1), (a)(2) and (b), every Covered Employee will become an Active Participant in the Plan on the later of (i) the Entry Date next following the date he first completes an Hour of Service, or, if later, the date he reaches age 18, provided he is a Covered Employee on such Entry Date; or (ii) June 28, 2013.
(1)    Temporary Employees. In the case of a Covered Employee who is a Temporary Employee, such an Employee will become an Active Participant (for all purposes) on the Entry Date next following the date on which he has (i) completed one Year of Eligibility Service, and (ii) reached age 18, provided he is a Covered Employee on such Entry Date.
(2)    Change in Status. Except as provided in subsection (b), a Temporary Employee who ceases to be a Temporary Employee before meeting the eligibility requirements of subsection (1), but who continues to be a Covered Employee, will become an Active Participant on the Entry Date following the date he ceases to be a Temporary Employee, provided he is a Covered Employee on such Entry Date.
(b)    Nonelective Contributions. Except as provided in subsection (a)(1), solely for purposes of determining the amount and allocation of Nonelective Contributions for Nicor Participants, each Covered Employee will become an Active Participant on the Entry Date coincident with or next following the later of (i) the date on which he first completes 1 Year of Eligibility Service or (ii) the date he reaches age 18, provided he is a Covered Employee on such Entry Date.
(c)    Participation on Effective Date. Each Covered Employee who is an Active Participant in the Plan for any purpose on the day immediately preceding the Effective Date will continue as an Active Participant in the Plan for such purpose in accordance with the terms of the Plan.
(d)    New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date of participation under the Plan, to the extent, as of such effective date, the Covered Employee has met the eligibility requirements described in subsections (a) and (b), as applicable.
(e)    Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a schedule hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets

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or business of which are acquired by, an Affiliate will be taken into account in determining whether the Employee has completed the eligibility requirements set forth herein.
2.2    Treatment of Interruptions of Service.
(a)    Reemployment Before Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 for any purpose, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant for such purpose, and then is reemployed by a Participating Company prior to completing a Break in Service, he will become an Active Participant for such purpose as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant for such purpose if he had not separated from service or (ii) the date he is reemployed as a Covered Employee.
(b)    Reemployment After Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 for any purpose, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant for such purpose, and then is reemployed as a Covered Employee by a Participating Company after completing a Break in Service, his eligibility to become an Active Participant for such purpose will be determined under Section 2.1.
(c)    Reparticipation Upon Reemployment. If an Active Participant separates from service with a Participating Company (and all other Participating Companies), his active participation in the Plan will cease immediately, and he again will become an Active Participant (for any purpose for which he was an Active Participant on the date he separated from service) as of the day he is reemployed as a Covered Employee, regardless of whether he has received a distribution of his Account balance under the Plan at the time of his reemployment. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.
2.3    Change in Status.
(a)    Loss of Covered Employee Status. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1 for any purpose, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant for such purpose, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he will become an Active Participant for such purpose as of the later of (A) the Entry Date on which he otherwise would have become an Active Participant for such purpose if he had not ceased to be a Covered Employee or (B) the date he again becomes a Covered Employee. If an Employee covered by this Section does complete a Break in Service prior to again becoming a Covered Employee, his eligibility to become an Active Participant will be determined under Section 2.1.
(b)    Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 for any purpose while he is not a Covered Employee

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subsequently changes his employment status so that he becomes a Covered Employee, he will become an Active Participant for such purpose upon (i) his change in status, in the case of an Employee who transfers from the Nicor Gas Thrift Plan or the Birdsall Plan as described in Sections 4.2(e) and (f); or (ii) the Entry Date following his change in status, in the case of any other Employee. If an Employee changes his employment status so that he becomes a Covered Employee, but he has not satisfied the eligibility requirements of Section 2.1 for any purpose as of the date of change in status, his eligibility to become an Active Participant for such purpose will be determined under Section 2.1.
(c)    Change by Participant. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan will cease immediately, and he will again become an Active Participant in the Plan as of the day he again becomes a Covered Employee to the extent he has then satisfied the applicable requirements under Section 2.1. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.
2.4    Participant Information.
Each Covered Employee who becomes a Participant will, as soon as practicable thereafter, execute and file with the Administrative Committee such personal information and data as the Administrative Committee deems necessary for the orderly administration of the Plan. In addition, each Participant will keep the Administrative Committee or its delegate or agent informed of any changes in such information, including changes to his address and the address(es) of his Beneficiary(ies).

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ARTICLE III
CONTRIBUTIONS
3.1    Before-Tax, Roth, Catch-Up and After-Tax Contributions.
(a)    Before-Tax Contributions. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company, for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Before-Tax Deferral Election in effect with a Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Before-Tax Deferral Election. The amount of Before-Tax Contribution will be determined in whole percentages of such Active Participant’s Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period under this subsection, subsection (b) and subsection (c) by a combined maximum of 75%, subject to the maximum limitations in Article VI. Before-Tax Contributions will be treated by the Participating Company that employs the Participant as excludable from the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the Deferral Election.
(b)    Roth Contributions. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company, for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Roth Deferral Election in effect with a Participating Company, a Roth Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Roth Deferral Election. The amount of Roth Contribution will be determined in whole percentages of such Active Participant’s Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period under this subsection, subsection (a) and subsection (c) by a combined maximum of 75%, subject to the maximum limitations in Article VI.
(1)    Taxation. Roth Contributions will be treated by the Participating Company that employs the Participant as includable in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the Deferral Election.
(2)    Separate Accounting. Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Account maintained for each Participant. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Account and the Participant’s other subaccounts under the Plan. No Contributions other than Roth Contributions and properly attributable earnings will be credited to a Participant’s Roth Account.

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(3)    Treatment as Before-Tax Contributions. Except as specifically stated otherwise, Roth Contributions will be treated as Before-Tax Contributions for all purposes under the Plan.
(c)    After-Tax Contributions. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period for which such Active Participant has an After-Tax Deferral Election in effect with such Participating Company, an After-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such payroll period pursuant to such After-Tax Deferral Election. The amount of such After-Tax Contribution will be determined in whole percentages of such Active Participant’s Compensation for each payroll period. The Active Participant may elect to contribute no more than 7% of his Compensation as After-Tax Contributions for any period, and the total combined reduction in Compensation for any period under this subsection, subsection (a) and subsection (b) may not exceed 75%, subject to the maximum limitations in Article VI.
(d)    Catch-Up Contributions. All Active Participants who have reached or will reach age 50 on or before the last day of a Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v). Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up Contributions will be treated as Before-Tax Contributions or Roth Contributions, as applicable, for all purposes under the Plan. Catch-Up Contributions will be made in accordance with procedures that the Administrative Committee may adopt from time to time.
(e)    Deferral Elections. Each Active Participant who desires that his Participating Company make a Before-Tax, Roth or After-Tax Contribution on his behalf may make a Before-Tax Deferral Election, Roth Deferral Election and/or After-Tax Deferral Election, respectively. Such Deferral Election will be through an interactive telephone or internet-based system or in such other manner as the Administrative Committee may prescribe, and will provide for the reduction of the Active Participant’s Compensation from each payment of eligible Compensation made while he is an Active Participant. The Administrative Committee, in its sole discretion, may prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:
(1)    Default Enrollment.
(A)    Transfers from Thrift Plan. In the event that a Participant transfers to this Plan from the Nicor Gas Thrift Plan, and the Participant had an election in effect under the Nicor Gas Thrift Plan to contribute at a rate greater than 0%, the Participant will be deemed to have made an initial Deferral Election at the rates of contribution in effect under the Nicor Gas Thrift Plan for such Participant immediately before such transfer.
(B)    Transfers from Birdsall Plan. In the event that a Participant transfers to this plan from the Birdsall Plan, and the Participant had an election in

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effect under the Birdsall Plan to contribute at a rate greater than 0%, the Participant will be deemed to have made an initial Deferral Election at the rates of contribution in effect under the Birdsall Plan for such Participant immediately before such transfer.
(C)    Automatic Before-Tax Enrollment. Absent an affirmative election to the contrary or deemed election under subsections (A) and (B), each Active Participant who is hired or rehired on or after January 1, 2012, or such later date as approved by the applicable collective bargaining agreement with respect to any Participants covered by a collective bargaining agreement, will be deemed to have made a Deferral Election to make Before-Tax Contributions at a rate equal to 3% (or such other amount as the Administrative Committee determines, in its sole discretion) of his or her Compensation, effective as soon as practicable following the 30th day after such Employee becomes an Active Participant. If any Active Participant not described in the preceding sentence does not submit a Before-Tax Deferral Election, he will be deemed to have elected not to make Before-Tax Contributions.
(D)    No Automatic Enrollment for After-Tax. Except as provided in subsections (A) and (B), if an Active Participant does not submit an After-Tax Deferral Election or Roth Deferral Election, he will be deemed to have elected not to make After-Tax Contributions or Roth Contributions, respectively.
(2)    Effective Date. An Active Participant’s initial Deferral Election will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.
(3)    Term. Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (A) the date the Active Participant ceases to be a Covered Employee, (B) the date the Active Participant revokes such Deferral Election, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election.
(4)    Revocation. An Active Participant’s Deferral Election will terminate upon his ceasing to be a Covered Employee. At any time, an Active Participant may revoke his Before-Tax, After-Tax and/or Roth Deferral Election in the manner prescribed by the Administrative Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan. An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan.
(5)    Modification by Participant. Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan , an Active Participant may modify any of his existing Deferral Elections to increase or decrease the percentage of his Before-Tax, After-Tax and/or Roth Contributions by

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making a new Deferral Election in the manner prescribed by the Administrative Committee.
(6)    Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before-Tax, Roth and/or After-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.
(f)    Coverage By Automatic Contribution Arrangement. Only Active Participants who have not made an affirmative Deferral Election and are subject to automatic enrollment under subsection (1)(c) are covered by the Plan’s automatic contribution arrangement.
3.2    Matching Contributions.
(a)    AGL Participants.
(1)    Pension-Eligible Participants. For each Active Participant who is not a Nicor Participant and not a Pension-Ineligible Participant, and on whose behalf a Participating Company makes (with respect to a payroll period or any other payment of Compensation) Before-Tax and/or Roth Contributions, such Participating Company will make a Matching Contribution equal to 65% of the amount of such Contributions that do not exceed 8% of the Participant’s Compensation with respect to such payroll period or other payment of Compensation.
(2)    Pension-Ineligible Participants. For each Pension-Ineligible Participant who is not a Nicor Participant, on whose behalf a Participating Company makes (with respect to a payroll period or any other payment of Compensation) Before-Tax and/or Roth Contributions, such Participating Company will make a Matching Contribution equal to:
(A)    100% of the first 3% of the Participant’s Compensation that is contributed as Before-Tax and/or Roth Contributions with respect to such payroll period or other payment of Compensation, plus
(B)    75% of the amount over 3% but not in excess of 6% of the Participant’s Compensation that is contributed as Before-Tax and/or Roth Contributions with respect to such payroll period or other payment of Compensation.
(b)    Nicor Participants. For each Nicor Participant, on whose behalf a Participating Company makes (with respect to a payroll period or any other payment of Compensation) Before-Tax, Roth and/or After-Tax Contributions, such Participating Company will make a Matching Contribution equal to:

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(1)    100% of the first 3% of the Participant’s Compensation that is contributed as Before-Tax, Roth and/or After-Tax Contributions with respect to such payroll period or other payment of Compensation, plus
(2)    75% of the amount over 3% but not in excess of 6% of the Participant’s Compensation that is contributed as Before-Tax, Roth and/or After-Tax Contributions with respect to such payroll period or other payment of Compensation.
3.3    Nonelective Contributions.
(a)    Generally. The Participating Companies will make a Nonelective Contribution to the Plan with respect to each Plan Year. Subject to the limitations set forth in Article VI, the amount of any such Nonelective Contribution for such Plan Year will be equal to 1.5% of the aggregate Compensation for the Plan Year of all Pension-Ineligible Participants who (i) were employed by the Affiliates on the last day of such Plan Year; and (ii) with respect to the Nonelective Contribution for the Plan Year beginning January 1, 2013, are not Nicor Energy Services Participants.
(b)    Nicor Energy Services Participants. Nicor Energy Services Company may make a Nonelective Contribution to the Plan with respect to the Plan Year beginning January 1, 2013, on behalf of Nicor Energy Services Participants. Subject to the limitations set forth in Article VI, the amount of any such Nonelective Contribution for such Plan Year will be equal to a percentage, determined by Nicor Energy Services Company, of the aggregate Compensation for such Plan Year of all Pension-Ineligible Participants who (i) are Nicor Energy Services Participants; and (ii) were employed on the last day of such Plan Year.
3.4    Supplemental Contributions.
To the extent and in such amounts as the Board or the Administrative Committee, in its sole discretion, deems desirable for any Plan Year and subject to the requirements and limitations set forth in Article VI of the Plan, each Participating Company will make a Supplemental Contribution for a Plan Year.
3.5    Form of Contributions.
All Contributions made under this Article will be paid to the Trustee in the form of cash or Company Stock or a combination thereof, as the Controlling Company or Administrative Committee may determine from time to time.
3.6    Timing of Contributions.
(a)    Before-Tax and Roth Contributions. Each Participating Company will pay Before-Tax and Roth Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Before-Tax and Roth Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.

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(b)    Matching and Supplemental Contributions. Each Participating Company will make best efforts to pay its Matching and Supplemental Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Matching and Supplemental Contributions relate, or (ii) on or before any other date that is within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching and Supplemental Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date (subject to the limitations under Code Section 415) which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate.
3.7    Contingent Nature of Company Contributions.
Notwithstanding any other provision of this Article and subject to the terms of Section 16.7, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.
3.8    Restoration Contributions.
(a)    Restoration Upon Buy-Back. If a Participant who is not 100% vested in his Account has terminated his employment and received a distribution of his entire vested Account in a manner such that he forfeited the nonvested portion of his Account in accordance with the terms of Section 9.4(a), and such former Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment. If a former Participant is rehired after incurring 5 consecutive Breaks in Service, no restoration will be available under the Plan.
(b)    Restoration of Other Forfeitures. If a former Participant has forfeited the nonvested amount in his Account before receiving a distribution in accordance with Section 9.4(b), and such former Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of Section 9.4(b). If a former Participant is rehired after incurring 5 consecutive Breaks in Service, no restoration will be available under the Plan.
(c)    Restoration Contribution. The assets necessary to fund the Account of a rehired individual (in excess of the amount of the Participant’s repayment, if any) will be provided no later than the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or in which the individual is rehired (if subsection (b)

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hereof applies), and will be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) contributions by the Participating Companies.
3.9    Military Service.
(a)    Generally. Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).
(b)    Makeup Contributions. In the event a Participant resumes employment following a period of Qualified Military Service and is entitled to Contributions relating to such period of Qualified Military Service under the Uniformed Services Employment and Reemployment Rights Act of 1994, the amount of any makeup Contributions to which the Participant would otherwise be entitled under Code Section 414(u) upon return to employment will be reduced by Contributions made to the Plan on the Participant’s behalf based on differential wage payments, as defined in Code Section 3401(h)(2), during such period of Qualified Military Service.
(c)    Death During Military Service. In the case of a Participant who dies on or after January 1, 2007, while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits, other than benefit accruals relating to the period of Qualified Military Service, that would be provided under the Plan if the Participant had resumed, then terminated employment due to death.

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ARTICLE IV
ROLLOVERS AND TRANSFERS BETWEEN PLANS
4.1    Rollover Contributions.
(a)    Request by Covered Employee. A Covered Employee may make a request (in writing or in such other format as permitted by the Administrative Committee) to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request will contain information concerning the type of property constituting the Rollover Contribution, the extent to which the Rollover Contribution constitutes a rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) permitted under the rules of Code Section 402(c), and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account will be determined under the terms of the Plan as if such Covered Employee were a Participant, but he will not be considered a Participant under the Plan for any other purpose.
(b)    Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Administrative Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from a Covered Employee and/or direct Rollover Contributions from another qualified retirement plan (as described in Code Section 401(a)(31)) and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Administrative Committee permits a Covered Employee to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Covered Employee (with any rollovers from Roth elective deferral accounts allocated to the Roth Rollover Account). Unless the Administrative Committee permits otherwise, all Rollover Contributions will be made in cash.
(c)    Separate Accounting for After-Tax Rollovers. To the extent that the Plan accepts a Rollover Contribution that includes amounts that would not be includible in the Participant’s gross income determined without regard to Code Section 402(c)(1), the Plan will separately account for the portion of such Rollover Contribution that would be includible in gross income and the portion of the Rollover Contribution which is not so includible.
(d)    Rollovers to Roth Accounts. Notwithstanding subsections (a) and (b) hereof, the Plan will accept Rollover Contributions to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1), and only to the extent the Rollover Contribution is permitted under the rules of Code Section 402(c).

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4.2    Transfer Contributions.
(a)    Direct Transfers Permitted. The Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan (which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)) as a Transfer Contribution on behalf of a Participant.
(b)    Mergers and Spin-Offs Permitted. The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee will determine the schedule under which such Transfer Contributions will vest.
(c)    Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there will be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.
(d)    Transfer Accounts. Except as provided in subsections (e) and (f), the rules and terms applicable to Transfer Contributions and resulting Transfer Accounts will be reflected on a schedule hereto.
(e)    Transfers from Nicor Thrift Plan. If an Employee transfers from a position covered by the Nicor Gas Thrift Plan and becomes a Covered Employee, he will cease to be a participant in the Nicor Gas Thrift Plan and will be a Participant in the Plan. His account balance under the Nicor Gas Thrift Plan will be transferred to the Plan, subject to the following:
(1)    Allocation of Sources. Amounts transferred from the Participant’s before-tax contribution account, Roth contribution account, after-tax contribution account, rollover account attributable to non-Roth sources, rollover account attributable to Roth sources, supplemental contribution account, matching contribution account and retirement growth contribution account will transfer to the Participant’s Before-Tax Account, Roth Account, After-Tax Account, Rollover Account, Roth Rollover Account, Supplemental Account, Matching Account and Nonelective Account, respectively. The Participant’s Years of Vesting Service under the Plan will be equal to the greater of (i) the Years of Vesting Service as defined in the Plan; or (ii) the years of vesting service determined under the terms of the Nicor Gas Thrift Plan.
(2)    Allocation of Investments. Amounts transferred to the Plan from the Nicor Gas Thrift Plan will be invested in the same Investment Funds, in the same proportion, as such amounts were invested under the Nicor Gas Thrift Plan immediately prior to the transfer, to the extent such investment funds apply under the Plan. To the extent that the investment funds under the Nicor Gas Thrift Plan are not the same as the Investment Funds for the Plan, the Investment Committee will determine how the

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amounts in such investment funds under the Nicor Gas Thrift Plan will be invested upon transfer to the Plan.
(f)    Transfers from Birdsall Plan. Effective as of January 21, 2013, if an Employee transfers from a position covered by the Birdsall Plan and becomes a Covered Employee, he will cease to be a participant in the Birdsall Plan and will be a Participant in the Plan. His account balance under the Birdsall Plan will be transferred to the Plan, subject to the following:
(1)    Allocation of Sources. Amounts transferred from the Participant’s before-tax contribution account, Roth contribution account, after-tax contribution account, rollover account attributable to non-Roth sources, rollover account attributable to Roth sources, supplemental contribution account, matching contribution account and any profit sharing contribution account will transfer to the Participant’s Before-Tax Account, Roth Account, After-Tax Account, Rollover Account, Roth Rollover Account, Supplemental Account, Matching Account and Nonelective Account, respectively. The Participant’s Years of Vesting Service under the Plan will be equal to the greater of (i) the Years of Vesting Service as defined in the Plan; or (ii) the years of vesting service determined under the terms of the Birdsall Plan.
(2)    Allocation of Investments. The Participant may specify the percentages (in multiples of 1%) of the transferring amounts to be invested in each of the Investment Funds. To the extent the Participant does not make a proper election regarding investment of the transferring amounts, the amounts transferred from the Birdsall Plan will be invested in a fund selected by the Investment Committee.
4.3    Spin-Offs to Other Plans.
(a)    Generally. The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.
(b)    Transfers to Nicor Gas Thrift Plan. If an Employee transfers from a position as a Covered Employee to a position covered by the Nicor Gas Thrift Plan, then his Account balance will be transferred to the Nicor Gas Thrift Plan and, for periods thereafter, he will cease to be a participant in the Plan and will be a participant in the Nicor Gas Thrift Plan, subject to the terms and conditions of the Nicor Gas Thrift Plan.

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ARTICLE V
PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS
5.1    Establishment of Participants’ Accounts.
To the extent appropriate, the Administrative Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts. The subaccounts will include (to the extent applicable) Before-Tax, Roth, After-Tax, Matching, Nonelective, Supplemental, Rollover (which will be subdivided into a Roth Rollover Account and non-Roth rollover subaccount) and Transfer Accounts, and such other subaccounts as the Administrative Committee deems appropriate or helpful. Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary. No transaction or accounting methodology involving an employee’s Roth Account or Roth Rollover Account and any other accounts under the Plan that has the effect of transferring value from the other accounts into the Roth Account or Roth Rollover Account will be permitted.
5.2    Allocation and Crediting of Before-Tax, Roth, After-Tax, Matching, Rollover and Transfer Contributions.
On a Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Roth, After-Tax, Matching, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax, Roth, After-Tax, Matching, Rollover (and further allocated between the Roth Rollover Account and the non-Roth portion of the Rollover Account, as applicable) and Transfer Accounts, respectively, of such Active Participant.
5.3    Allocation and Crediting of Nonelective Contributions.
(a)    2013 Plan Year. As of the last day of the Plan Year beginning January 1, 2013, each Pension-Ineligible Participant who was employed on the last day of such Plan Year and is not a Nicor Energy Services Participant will have allocated and credited to his Nonelective Account a portion of the Nonelective Contributions made for such Plan Year by Participating Companies other than Nicor Energy Services Company. Such Nonelective Contributions will be allocated to the Nonelective Account of each Pension-Ineligible Participant who was employed on the last day of such Plan Year and is not a Nicor Energy Services Participant in the same proportion that (i) the Compensation for such Plan Year of such Pension-Ineligible Participant bears to (ii) the total Compensation for such Plan Year of all Pension-Ineligible Participants who were employed on the last day of such Plan Year and are not Nicor Energy Services Participants.

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(b)    Nicor Energy Services Participants for 2013. As of the last day of the Plan Year beginning January 1, 2013, if Nicor Energy Services Company makes Nonelective Contributions for such Plan Year, each Pension-Ineligible Participant who was employed on the last day of such Plan Year and is a Nicor Energy Services Participant will have allocated and credited to his Nonelective Account a portion of such Nonelective Contributions. Such Nonelective Contributions will be allocated to the Nonelective Account of each Pension-Ineligible Participant who was employed on the last day of such Plan Year and is a Nicor Energy Services Participant in the same proportion that (i) the Compensation for such Plan Year of such Pension-Ineligible Participant bears to (ii) the total Compensation for such Plan Year of all Pension-Ineligible Participants who were employed on the last day of such Plan Year and are Nicor Energy Services Participants.
(c)    Plan Years After 2013. As of the last day of each Plan Year beginning on or after January 1, 2014, for which the Participating Companies make Nonelective Contributions, each Pension-Ineligible Participant who was employed on the last day of such Plan Year will have allocated and credited to his Nonelective Account a portion of such Nonelective Contributions. Such Nonelective Contributions will be allocated to the Nonelective Account of each Pension-Ineligible Participant who was employed on the last day of such Plan Year in the same proportion that (i) the Compensation for such Plan Year of such Pension-Ineligible Participant bears to (ii) the total Compensation for such Plan Year of all Pension-Ineligible Participants who were employed on the last day of such Plan Year.
5.4    Allocation and Crediting of Supplemental Contributions.
(a)    General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) will have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies. The Administrative Committee will cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable. Any Supplemental Contribution made to correct a failure to satisfy the ADP Tests will be separate from any Supplemental Contribution made to correct a failure to satisfy the ACP Tests. Each such separate Supplemental Contribution may be allocated pursuant to the terms of subsections (b), (c), (d) or (e) hereof and will be separately subject to any limitations set forth in those subsections (including, but not limited to, the 5% maximum set forth in subsection (d) hereof).
(b)    Per Capita Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Per Capita Supplemental Contributions,” such Contributions will be allocated to the Supplemental Accounts of all Eligible Nonhighly Compensated Participants, on a per capita basis (that is, the same dollar amount will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant).

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(c)    Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) the Compensation of such Eligible Nonhighly Compensated Participant for such Plan Year bears to (ii) the total Compensation of all Eligible Nonhighly Compensated Participants for such Plan Year.
(d)    Targeted Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Targeted Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of some or all Eligible Nonhighly Compensated Participants, (i) beginning with such Eligible Nonhighly Compensated Participant(s) who have the lowest Compensation until (A) such Eligible Nonhighly Compensated Participant(s) reach their annual addition limits (as described in Section 6.4), (B) to the extent that such Targeted Supplemental Contributions are designated by the Administrative Committee as being used solely to satisfy the ADP Tests and/or ACP Tests, such Eligible Nonhighly Compensated Participant(s) are allocated a Supplemental Contribution equal to 5% of their Compensation, or (C) the amount of the Supplemental Contributions is fully allocated, and then (ii) continuing with successive individuals or groups of such Eligible Nonhighly Compensated Participants in the same manner until the amount of the Targeted Supplemental Contributions is fully allocated.
(e)    Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) such Eligible Nonhighly Compensated Participant’s Plan Year Before-Tax, Roth and After-Tax Contributions that do not exceed the maximum amount of Before-Tax, Roth and After-Tax Contributions taken into account in determining Matching Contributions for such Plan Year for such Participant bears to (ii) the total of all such Active Participants’ Plan Year Before-Tax, Roth and After-Tax Contributions (calculated by taking into account for such Active Participants only the maximum amount of Before-Tax, Roth and After-Tax Contributions taken into account in determining Matching Contributions for such Plan Year).
5.5    Crediting of Restoration Contributions.
As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.8, such amount will be credited to the Account of the Participant.
5.6    Allocation of Forfeitures.
To the extent Forfeitures are not used to pay restoration contributions pursuant to Section 3.8 or to replace abandoned Accounts as provided in Section 11.10, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make

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contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.
5.7    Allocation and Crediting of Investment Experience.
As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund which will be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds. Each Participant’s or beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund. Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.
5.8    Good Faith Valuation Binding.
In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and beneficiaries.

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ARTICLE VI
CONTRIBUTION AND SECTION 415 LIMITATIONS
AND NONDISCRIMINATION REQUIREMENTS
6.1    Maximum Limitation on Elective Deferrals.
(a)    Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.
(b)    Return of Excess Contributions. If the aggregate amount of a Participant’s Before-Tax Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Administrative Committee of such excess (including the extent to which such excess is composed of Roth Contributions), and the Administrative Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the amount by which such Before-Tax Contributions exceed the Maximum Deferral Amount, after adjustment for any allocable income or loss up to the last day of the calendar year to which the Before-Tax Contributions relate. In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Before-Tax Contributions will be forfeited.
(c)    Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If, after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then the Participant will be deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan in the manner described in subsection (b) hereof. If any designated Roth contributions were made to a plan, the Participant will be deemed to have notified the Administrative Committee of the portion of excess deferrals that are comprised of designated Roth contributions.
(d)    Discretionary Return of Elective Deferrals. If, after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the April 15 following the end of such calendar year or such earlier date as established by the Administrative Committee, a request that the Administrative Committee distribute to such Participant all or a portion of his remaining Before-Tax Contributions made for such calendar year, then the Administrative Committee may, but will not be required to, cause the Trustee to distribute such amount, plus any allocable income or loss up to the last day of such calendar year, to such Participant in the manner described in subsection (b) hereof on or before the April 15 following

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the end of the year in which the Maximum Deferral Amount was exceeded. If any designated Roth contributions were made to a plan, the notification in this subsection must also identify the extent, if any, to which the excess deferrals are comprised of designated Roth contributions.
(e)    Return of Excess Annual Additions. Any Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.
(f)    Coordination of Before-Tax Contributions and Roth Contributions. In the case of a distribution to a Participant pursuant to this Section, if a Participant made both Before-Tax Contributions and Roth Contributions for the Plan Year, the distribution will be made first from Before-Tax Contributions and then from Roth Contributions.
6.2    Nondiscrimination Requirements for Before-Tax Contributions.
(a)    ADP Tests. The allocation of the aggregate of all (i) Before-Tax Contributions (other than Catch-Up Contributions), (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent taken into account under subsection (d) hereof, before-tax, Roth and/or qualified nonelective contributions made under another plan, will satisfy at least one of the following ADP Tests for each Plan Year:
(1)    The ADP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or
(2)    The ADP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.
(b)    ADP or Actual Deferral Percentage. The term “ADP” or “Actual Deferral Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Before-Tax Contributions (excluding Before-Tax Contributions taken into account under Section 6.3 to help satisfy the ACP Tests, Catch-Up Contributions and any Contributions removed from a Participant’s Account to correct excess Annual Additions) and, to the extent designated under subsection (c) by the Administrative Committee, the Supplemental Contributions (excluding Supplemental Contributions counted for purposes of Section 6.3(c)) as well as other before-tax, Roth and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Supplemental Contributions will be taken into account in determining a Participant’s ADP only if such Supplemental Contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(6). If a Highly Compensated

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Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ADP in accordance with Treasury Regulation Section 1.401(k)-2(a)(3)(ii). The ADP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions and receives no allocation of Supplemental Contributions that are taken into account for purposes of the ADP Tests, such Participant’s ADP for such Plan Year will be zero.
(c)    Adjustments to Actual Deferral Percentages. In the event that the allocation of the Before-Tax Contributions and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests of subsection (a) hereof, the Administrative Committee will cause the Before-Tax and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:
(1)    The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Participants described in Section 5.4 with respect to such Plan Year. Such Supplemental Contributions will be allocated among such Participants pursuant to one of the methods described in Section 5.4.
(2)    By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by the dollar amount necessary to satisfy one of the ADP Tests. The total dollar amount by which Before-Tax Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Before-Tax Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:
(A)    First, the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the amount of Before-Tax Contributions of each such Highly Compensated Employee to equal the amount of Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year. In addition, to the extent that a Highly Compensated Employee’s Before-Tax Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly

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Compensated Employee which are attributable to the distributed Before-Tax Contributions will be forfeited.
(B)    Substantially identical steps will be followed for making further reductions in the Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year until the entire required reduction has been made.
(C)    Any amount by which Before-Tax Contributions are so reduced will be reduced by any excess deferrals previously distributed to the Participant under Section 6.1 for the taxable year ending within the same Plan Year. The resulting amount, plus any earnings attributable thereto (excluding any gap income or loss), will be distributed to the Highly Compensated Employees from whose Before-Tax Accounts such reductions have been made, except to the extent that Code Section 414(v) permits such Before-Tax Contributions to be characterized as Catch-Up Contributions and remain in the Plan or as provided in subsection (3).
(3)    Recharacterization. If permitted by the Administrative Committee for a particular Plan Year, a Participant may treat excess Before-Tax Contributions allocated to him or her as an After-Tax Contribution to the Plan. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with the other Contributions made by that employee would exceed any stated limit under the Plan. Recharacterization must occur no later than 2½ months after the last day of the Plan Year in which such excess contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s taxable year in which the Participant would have received them in cash.
(d)    Multiple Plans. If before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the before-tax contributions (excluding catch-up contributions) and applicable qualified nonelective contributions made to those other plans will be combined with the Before-Tax and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans to which before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) (other than the requirements of Code Section 410(b)(2)(A)(ii)). However, plans may be aggregated for purposes of this subsection only if they have the same plan year and use the same testing method for the ADP Tests.

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(e)    Separate Testing. In accordance with Treasury Regulation Section 1.401(k)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(k)(3)(F), the Administrative Committee may elect to exclude from the ADP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A). If the ADP Tests are performed separately for any group of Participants, then only the Participants included in such separate ADP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ADP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.
(f)    Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.
6.3    Nondiscrimination Requirements for After-Tax and Matching Contributions.
(a)    ACP Tests. The allocation of the aggregate of all (i) After-Tax Contributions, (ii) Matching Contributions, (iii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Before-Tax and/or Supplemental Contributions, and (iv) to the extent designated by the Administrative Committee pursuant to subsection (d) hereof, other before-tax and/or qualified nonelective contributions made under another plan will satisfy at least one of the following ACP Tests for such Plan Year:
(1)    The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or
(2)    The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.
(b)    ACP or Actual Contribution Percentage. The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of After-Tax Contributions, Matching Contributions and, to the extent designated by the Administrative Committee, the Before-Tax and/or Supplemental Contributions, as well as other before-tax and/or qualified nonelective contributions (excluding Before-Tax Contributions and Supplemental Contributions counted for purposes of Section 6.2, Catch-up Contributions, and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of

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each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Matching Contributions will be taken into account in determining a Participant’s ACP only to the extent that such Matching Contributions satisfy the requirements of Treasury Regulation Section 1.401(m)-2(a)(5). Supplemental Contributions will be taken into account in determining a Participant’s ACP only if such Supplemental Contributions satisfy the requirement of Treasury Regulation Section 1.401(m)-2(a)(6). If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii). The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, makes no After-Tax Contributions, and if he receives no allocations of Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year will be zero.
(c)    Adjustments to Actual Contribution Percentages. In the event that the allocation of the After-Tax, Before-Tax, Matching and Supplemental Contributions and other after-tax, before-tax and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee will cause such After-Tax and Matching Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:
(1)    The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year or, if applicable, the immediately prior Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.4 with respect to such Plan Year. Such Supplemental Contributions will be allocated among the Participants pursuant to the methods described in Section 5.4. Alternatively or in addition, the Administrative Committee may add a portion of the Before-Tax Contributions (other than Catch-Up Contributions) that are made for the applicable Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year to the After-Tax and Matching Contributions for such Participants to increase the ACP for such Participants.
(2)    By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce After-Tax and/or Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests. The amount by which After-Tax and/or Matching Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual

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Contribution Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in After-Tax and/or Matching Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:
(A)    First, the After-Tax and Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of After-Tax and Matching Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of After-Tax and Matching Contributions of each such Highly Compensated Employee to equal the amount of After-Tax and Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of After-Tax and Matching Contributions for such Plan Year. If the total amount of the required reduction in a Highly Compensated Employee’s After-Tax and Matching Contributions is less than the total amount of such After-Tax and Matching Contributions, the required reductions first will be charged against such Highly Compensated Employee’s After-Tax Contributions until they are exhausted and then against his remaining Matching Contributions.
(B)    Substantially identical steps will be followed for making further reductions in the After-Tax and Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of After-Tax and Matching Contributions for such Plan Year until the entire required reduction has been made.
(C)    Any amount by which After-Tax Contributions are reduced, plus any earnings attributable thereto through the end of such Plan Year, will be distributable to the Highly Compensated Employees from whose Accounts such reductions have been made. If these distributions are less than the required reductions, the amount by which Matching Contributions are to be reduced, plus any earnings attributable thereto through the last day of such Plan Year, will be forfeited; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions, plus any earnings attributable thereto (excluding any gap income or loss) will be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made.
(d)    Multiple Plans. If matching, after-tax, before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the Matching, After-Tax, applicable Before-Tax and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax,

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applicable before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) (other than the requirements of Code Section 410(b)(2)(A)(ii)). However, plans may be aggregated for purposes of this subsection only if they have the same plan year and use the same testing method for the ACP Tests.
(e)    Separate Testing. In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(m)(5)(C), the Administrative Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A). If the ACP Tests are performed separately for any group of Participants, then only the Participants included in such separate ACP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ACP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.
(f)    Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.
6.4    Code Section 415 Limitations on Maximum Contributions.
(a)    General Limit on Annual Additions. In no event will the Annual Additions to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate (or by a predecessor employer, within the meaning of Treasury Regulations Sections 1.415(f)-1(c)(1) and (c)(2)), exceed the lesser of:
(1)    $51,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or
(2)    100% of such Participant’s Compensation.
(b)    Aggregation of Previously Unaggregated Plans. If two or more Defined Contribution Plans are not required to be aggregated under Code Section 415 as of the first day of a Limitation Year for purposes of the limitations in subsection (a), but become aggregated later in the Limitation Year:
(1)    if the Participant’s combined Annual Additions under all of the aggregated plans exceed the limitations in subsection (a) as of the date that such plans are first aggregated, no further amounts that would constitute Annual Additions will be credited to a Participant’s Account after the date on which the plans are required to be aggregated; and
(2)    such Participant’s Annual Additions will not be considered to exceed the limitations in subsection (a) for such Limitation Year to the extent such failure

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results from the aggregation of such Defined Contribution Plans during the Limitation Year.
(c)    Combined Plan Limit. If an Employee is a participant in the Plan and any one or more other Defined Contribution Plans maintained by the Affiliates, and a corrective adjustment in such Employee’s benefits is required to comply with this Section (and similar provisions under the other plan), such adjustment will be made under the plan in which the Employee has the highest account balance as of December 31 of the Limitation Year.
(d)    Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 and, to the extent not included herein, Code Section 415 and the applicable regulations thereunder are hereby incorporated by reference, so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder.
6.5    Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article are intended to serve as general statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

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ARTICLE VII
INVESTMENTS
7.1    Establishment of Trust Account.
All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.
7.2    Investment Funds.
(a)    Establishment of Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain Investment Funds for the investment of the assets of the Trust Fund. Such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives prescribed by the Investment Committee. Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan), and subject to any restrictions related to such purpose(s) that the Investment Committee may determine. Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then-existing Investment Funds. The Trustee may invest Contributions it receives in interest-bearing accounts until such time as a Participant’s investment directions can be effected. The Investment Funds of the Plan will include an Investment Fund invested primarily in shares of Company Stock.
(b)    Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund, subject to the provisions of Section 8.2.
7.3    Participant Direction of Investments.
Each Participant or Beneficiary generally may direct the manner in which his Account will be invested in and among the Investment Funds. Such investment directions will be made in accordance with the following terms:
(a)    Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to all such specified Contributions credited to such Participant’s Account after such Entry Date; provided, to the extent determined by the Administrative Committee, an investment election may be made with respect to a Rollover Contribution. Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to all such Contributions credited to such Participant’s Accounts

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following such date; for purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection (a) with respect to future Contributions will remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s future Contributions.
(b)    Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund. Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution). Each such election will remain in effect until changed by such Participant or Beneficiary. In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account; provided, if no such election exists, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s or Beneficiary’s existing Account balance.
(c)    Conditions Applicable to Investment Elections. The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections, the effective date of such elections and the conditions, if any, under which individual Investment Funds may be elected. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.
(d)    Restrictions on Investments. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.
7.4    Acquisition of Company Stock.
(a)    In General. To the extent that Contributions to be invested in the Company Stock Fund and investment earnings on the Company Stock Fund are paid in cash, the Trustee will effect purchases of Company Stock in compliance with all applicable securities laws, and in its sole discretion, may purchase Company Stock in the open market and/or in

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privately negotiated transactions with holders of Company Stock and/or the Controlling Company. All purchases of Company Stock by the Trust will be made at a price or prices which do not exceed the Fair Market Value (as defined in the Trust Agreement) of such Company Stock as of the date of the purchase. To the extent required by the Company’s insider trading policy under applicable securities laws, transactions under the Plan that involve the purchase or sale or Company Stock may be restricted.
(b)    Stock Rights, Warrants or Options. In the event any rights, warrants or options are issued on Company Stock, the Trustee may exercise them for the acquisition of additional Company Stock, to the extent that cash is then available and allocable to the Company Stock Fund, in the Accounts of the Participant or Beneficiary with respect to whose Company Stock said rights, warrants or options are issued. Any Company Stock acquired in this fashion will be treated as Company Stock bought by the Trustee for the net price paid. Any rights, warrants or options on Company Stock which cannot be exercised for lack of available cash may be sold by the Trustee (provided the sale thereof is reasonably practicable), and the proceeds of such a sale will be treated as a current cash dividend received on Company Stock.
7.5    Valuation.
As of each Valuation Date, the Trustee will determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses directly identifiable to one Investment Fund will be allocated to that Investment Fund.
7.6    Voting and Tender Offer Rights With Respect to Company Stock.
(a)    Voting Rights. Each Participant (or Beneficiary, to the extent applicable) will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his Account. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and any whole shares of Company Stock for which the Trustee has not received voting directions and will vote such fractional and unvoted whole shares of Company Stock as directed by the Administrative Committee.
(b)    Tender Offer Rights. Each Participant (or Beneficiary, to the extent applicable) will be a Named Fiduciary for purposes of directing, and will have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee will follow such directions to the extent they are proper. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and any whole shares of Company Stock for which the Trustee has not received tender directions and will tender such fractional shares and undirected whole shares of Company Stock in the same proportion as the whole shares of Company Stock which are tendered by the tendering Participants or Beneficiaries.
(c)    Confidentiality. The Trustee will establish procedures to protect the tender offer rights of the Participants and Beneficiaries and to assure that the manner in which

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each Participant or Beneficiary exercises his tender offer rights is confidential with respect to the Administrative Committee and the management of the Controlling Company.
(d)    Dissemination of Pertinent Information. The Trustee will deliver, or cause to be delivered, to each Participant or Beneficiary, all notices, financial statements, proxies and proxy soliciting materials, relating to the voting of Company Stock in his Account. In addition, the Trustee will deliver, or cause to be delivered, to each Participant or Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder). The Trustee will notify each Participant or Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that the Controlling Company distributes to shareholders regarding the exercise of such rights.
7.7    Fiduciary Responsibilities for Investment Directions.
All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or beneficiary’s Accounts will be allocated to the Participant or beneficiary who directs the investment. Neither the Controlling Company, the Board, the Administrative Committee, the Investment Committee, the Trustee nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.
7.8    Appointment of Investment Manager; Authorization to Invest in Collective Trust.
(a)    Investment Manager. The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify. If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee. If an investment manager is appointed, the Trustee will be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee will not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.
(b)    Collective Trust. The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust fund will be deemed to have been adopted as a part of the Plan. Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.

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ARTICLE VIII
FLEXIBLE DIVIDEND PROGRAM
8.1    Designation as an ESOP.
The Company Stock Fund portion of the Plan is designated as an “employee stock ownership plan” (as defined in Code Section 4975(e)(7) and ERISA Section 407(d)) (the “ESOP”). The ESOP will be treated as a stock bonus plan designed to invest primarily in qualifying employer securities of the Controlling Company. As such, this portion of the Plan will be subject to the terms and conditions of Code Sections 409(e), 409(h), and 409(o).
8.2    Flexible Dividend Program.
(a)    Distribution of Dividends. The Administrative Committee may, in its discretion, permit cash dividends payable into the ESOP on the Company Stock held therein to be:
(1)    paid directly to each Participant or beneficiary in cash;
(2)    paid to the Plan, with instructions that the dividends be distributed in cash to Participants and beneficiaries not later than 90 days after the close of the Plan Year in which paid; or
(3)    at the election of the Participant or beneficiary pursuant to procedures established by the Administrative Committee in accordance with Code Section 404(k), paid as provided in subsection (1) or (2) or paid to the Plan and reinvested in the Company Stock Fund.
(b)    Rollover of Dividend Distributions. Distributions of dividends pursuant to this Section are not eligible for distribution in the form of a direct rollover as described in Section 11.4(c).
(c)    Dividends Not Distributed. Any dividends which are not distributed from the Plan will be reinvested in the Company Stock Fund.
8.3    Election for Dividend Distribution.
If the Controlling Company makes dividend distribution available, each Participant who desires to receive a distribution of the cash dividend payments on the Common Stock in his Account will deliver to the Administrative Committee (or its designee) an election selecting such distribution in a form as required by the Administrative Committee. Any election will continue in effect from Plan Year to Plan Year until changed by the Participant. A Participant may change, reinstitute or revoke his election at any time pursuant to rules and procedures established by the Administrative Committee from time to time.

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8.4    Failure to Elect.
Any Participant who does not deliver an election as required by the Administrative Committee will be deemed to have elected not to receive dividend distributions.

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ARTICLE IX
VESTING IN ACCOUNTS
9.1    Vesting of Before-Tax, Roth, After-Tax, Supplemental and Rollover Accounts.
All Participants will at all times be fully vested in their Before-Tax, Roth, After-Tax, Supplemental and Rollover Accounts.
9.2    Vesting of Matching and Nonelective Accounts.
(a)    AGL Participants. Except as otherwise provided in this Article, the Matching Account and Nonelective Account of each Participant who is not a Nicor Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account or Nonelective Account
Less than 1 Year	None
1 Year, but less than 2	50%
2 Years, but less than 3	75%
3 Years or more	100%

(b)    Nicor Participants. Except as otherwise provided in this Article, the Matching Account and Nonelective Account of each Nicor Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account or Nonelective Account
Less than 3 Years	None
3 Years or more	100%

(c)    Company Stock Dividends. Notwithstanding subsections (a) and (b), dividends payable with respect to shares of Company Stock held in the Participant’s Matching Account or Nonelective Account will at all times be fully vested.
9.3    Vesting Upon Attainment of Normal Retirement Age, Disability or Death.
Notwithstanding the provisions of Section 9.2, a Participant’s Account will become 100% vested and nonforfeitable upon the occurrence of any of the following events:

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(a)    The Participant’s attainment of Normal Retirement Age while still employed as an employee of any Affiliate,

(b)    The Participant’s death while still employed as an employee of any Affiliate (or as provided in Section 3.9(c)), or

(c)    The Participant’s becoming Disabled while still employed as an employee of any Affiliate.

9.4    Timing of Forfeitures and Vesting after Restoration Contributions.
If a Participant who is not yet 100% vested in his Matching Account or Nonelective Account separates from service with all Affiliates, the nonvested amount in his Matching Account or Nonelective Account will be forfeited and will become available as a Forfeiture as soon as practicable after the earlier of (i) the date on which the Participant’s Account is fully distributed from the Plan or (ii) the date the participant incurs 5 consecutive Breaks in Service. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive Breaks in Service, such forfeited amount will not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the forfeited amount may be restored as follows:
(a)    Reemployment After Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account, the provisions of Section 3.8(a) will be applicable (requiring repayment by such a Participant as a condition for restoration of the forfeited amount).
(b)    Reemployment and Vesting Before Distribution. If by the date of reemployment such a Participant had no vested interest in his Account, the forfeited amount of his Matching Account or Nonelective Account will be restored pursuant to the terms of Section 3.8(b) and will be credited to his Matching Account or Nonelective Account.
(c)    Vesting Upon Reemployment. The vested interest of a Participant in his Matching Account or Nonelective Account prior to the date such Participant (i) again separates from service with all Affiliates, (ii) incurs 5 consecutive 1-year Breaks in Service (such that the nonvested portion of his Matching Account or Nonelective Account is forfeited), or (iii) becomes 100% vested pursuant to the terms of this Article (whichever is earliest), will be determined pursuant to the following formula:
X = P (AB + (R x D)) - (R x D),

where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Matching Account or Nonelective Account cannot increase); P is the vested percentage at the relevant time, AB is the balance of his Matching Account or Nonelective Account at the relevant time; D is the amount of the distribution; and R is the ratio of his Matching Account or Nonelective Account balance at the relevant time to such Account balance immediately after the distribution.

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9.5    Vesting of Matching Contribution Accounts for VNG Participants.
Notwithstanding any other provision of the Plan, Matching Accounts of VNG Participants hired on or before December 31, 2005, will become 100% vested and nonforfeitable in accordance with the provisions of subsections (a) and (b) below.
(a)    CNG Participants. Matching Accounts for participants formerly in the System Thrift Plan of Consolidated Natural Gas Company and its Participating Subsidiaries for Employees Who are not Represented by a Recognized Union hired on or before December 31, 2005, will become fully vested and nonforfeitable, regardless of length of participation or the number of Years of Vesting Service, in the event of (i) termination of employment as a retiring Participant; (ii) termination of employment due to a total and permanent disability certified by a medical consultant specified by the Administrative Committee; (iii) permanent lay-off due to lack of work; or (iv) termination of the Plan.
(b)    VNG Participants. Matching Accounts for participants formerly in the Virginia Natural Gas, Inc. Employee Savings Plan or in the Virginia Natural Gas, Inc. Hourly Savings Plan hired on or before December 31, 2005, will become fully vested and nonforfeitable, regardless of length of participation or the number of Years of Vesting Service, in the event (i) the Participant attains age 55 while in the employ of VNG; (ii) the Participant’s employment is terminated as the result of a VNG ordered reduction in employment; (iii) the position for which the Participant is trained and qualified is eliminated, provided that such Participant cannot be trained and qualified for any other position with VNG; (iv) the termination of the Plan, or in the event of a similar event, which, in the sole and exclusive discretion of VNG, is deemed to be satisfactory; or (v) the Participant has been employed by VNG in each of three (3) successive calendar years following such calendar year.
9.6    Vesting of Matching Contribution Accounts for NUI Participants.
All Accounts of Participants who are employed by NUI on or before December 31, 2005, will be fully vested after the Participant completes one Year of Vesting Service.
9.7    Amendment to Vesting Schedule.
The vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of any amendment to the Plan will be equal to the greater of: (i) the vesting percentage that would apply under the terms of the Plan prior to such amendment, or (ii) the vesting percentage that applies under the terms of the Plan as so amended.

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ARTICLE X
IN-SERVICE WITHDRAWALS AND LOANS
10.1    Hardship Withdrawals.
(a)    Parameters of Hardship Withdrawals. Subject to the provisions of Section 10.7, a Participant may make a withdrawal on account of hardship from his Before-Tax Account and his Roth Account (other than any investment earnings earned after December 31, 1988). For purposes of this subsection (a), a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.
(b)    Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of:
(1)    expenses for medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, his Spouse, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) or Beneficiary;
(2)    the purchase (excluding mortgage payments) of a principal residence for the Participant;
(3)    the payment of tuition, room and board expenses and related educational fees for up to the next 12 months of post-secondary education for the Participant, his Spouse, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) or Beneficiary;
(4)    the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(5)    the payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof) or Beneficiary; or
(6)    expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
For purposes of this subsection, the term “Beneficiary” will mean only a primary, and not a contingent, Beneficiary of the Participant.

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(c)    Necessary to Satisfy a Financial Need. In determining whether the withdrawal is necessary to relieve the Participant’s immediate and heavy financial need, the Administrative Committee will rely upon the Participant’s reasonable representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant’s assets to the extent that liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Before-Tax, Roth and After-Tax Contributions to the Plan, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by one or more Participating Companies or by borrowing from commercial sources on reasonable commercial terms. In determining the amount of a Participant’s assets, the resources of his Spouse and minor dependents are considered to be reasonably available to the Participant unless they are held for his child or children under an irrevocable trust or under the Uniform Gifts to Minors Act. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.
10.2    Withdrawals from After-Tax Account.
Subject to the provisions of Section 10.7, a Participant may elect to withdraw all or a part of his After-Tax Account while he is an employee of an Affiliate. In addition, a Participant who is no longer an employee of an Affiliate may elect to withdraw the entire amount (but not less than the entire amount) of his After-Tax Account at any time after he incurs a severance from employment. Nicor Participants will be limited to two withdrawals under this Section per Plan Year.
10.3    Withdrawals After Age 59½.
Subject to the provisions of Section 10.7, a Participant who has reached age 59½ may request a withdrawal of all or part of his vested Account.
10.4    Distributions and Withdrawals from Transfer Accounts.
If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in this Article) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner and subject to rules and restrictions similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6). The terms and conditions of any such withdrawals, as well as other pertinent rules and provisions relating to the transfer of such assets to the Plan, will be set forth on a schedule hereto.
10.5    Loans to Participants.
(a)    Grant of Authority. Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) generally will be allowed during such period(s) of time that the Administrative Committee determines, in its sole

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discretion, it is desirable and administratively feasible to make such loans. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.
(b)    Nondiscriminatory Policy. Loans will be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin; provided, the Administrative Committee may provide for different treatment of Participants who are active employees of Affiliates and Participants, Beneficiaries and alternate payees who are not, as long as that different treatment is based on valid economic differences which may exist between these two groups and which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance. Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Administrative Committee, pursuant to nondiscriminatory procedures established by the Administrative Committee from time to time.
(c)    Minimum Loan Amount. The minimum amount of any loan will be $1,000 or such lesser amount established by the Administrative Committee from time to time.
(d)    Maximum Loan Amount. The Administrative Committee will determine the maximum number of loans that may be outstanding at any time. In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the least of (1), (2) or (3) as follows:
(1)    $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans (as defined in Code Section 72(p)(4)(A)) maintained by the Affiliates;
(2)    the difference between (A) 50% of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or
(3)    50% of the borrower’s vested Account balance immediately after the origination of the loan.
(e)    Adequacy of Security. All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the

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loan plus an additional amount, if any, which the Administrative Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50% of the borrower’s vested Account balance immediately after the origination of the loan. Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured. A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.
(f)    Rate of Interest. A loan from the Plan must bear a reasonable rate of interest. A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.
(g)    Crediting Loan Payments to Accounts. The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his total Account. Each payment of principal and interest will be credited to the Investment Funds as directed by the Participant pursuant to procedures established by the Administrative Committee.
(h)    Remedies in the Event of Default. If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).

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(i)    Loans Transferred from Other Plans. In the event that a loan is transferred into the Plan from another qualified retirement plan, whether by rollover or otherwise, such loan will continue to be subject to the terms and conditions under which the loan was issued until the term of such loan expires.
(j)    Suspension of Repayments for Leaves. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) and, to the extent determined by the Administrative Committee, under applicable Treasury Regulations. In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers Civil Relief Act of 2003.
10.6    Recordkeeper Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans will be permitted.
10.7    General Rules.
(a)    Election to Withdraw. All applications to withdraw will be made at such time as the Administrative Committee may reasonably request, and will be through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.
(b)    Payment of Withdrawal. The amount of any withdrawal will be paid to a Participant in a single-sum cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee. Any withdrawal will be treated as a payment of benefits under Article XI and all of the requirements of that Article. Unless elected otherwise by a Participant, withdrawals will be withdrawn from sources other than the Participant’s Roth Account and Roth Rollover Account, to the maximum extent available, prior to withdrawal from such Participant’s Roth Account and Roth Rollover Account.

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ARTICLE XI
PAYMENT OF BENEFITS FROM ACCOUNTS
11.1    Benefits Payable for Reasons Other Than Death.
(a)    General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such Disability or severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.
(b)    Timing of Distribution.
(1)    Generally. Except as otherwise provided in this Section, benefits payable to a Participant will be distributed or begin to be distributed as soon as administratively practicable after the later of (i) the date the Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive or begin receiving such benefits in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 180-day period ending on such distribution date or distribution commencement date, and the Administrative Committee (at least 30 days before, and no more than 180 days before, such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive or begin receiving his distribution before the end of such period.
(2)    Cashout of Small Accounts. Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $5,000, the full vested amount of such benefit automatically will be paid to such Participant in one single-sum, cash-out distribution or, as described below, directly rolled over into an individual retirement plan as soon as practicable after the date the Participant severs from employment. In addition, in the event that the vested portion of the Account of any Participant who has previously severed from the employment of all Affiliates is less than or equal to $5,000, the Administrative Committee may, in its sole discretion and at such time(s) as it may determine, provide that the full vested amount of such benefit will automatically be paid to such Participant in one single-sum, cash-out distribution. In the event a Participant has no vested interest in his Account at the time of his severance from employment, he will be deemed to have received a cash-out distribution of his

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Account at the time of his severance from employment, and the forfeiture provisions of Section 9.4 will apply. In the event of a mandatory distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.
(c)    Participant’s Right to Payment. Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually severs from employment with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan. If the Participant elects, the distribution of the Participant’s Account will commence not later than 1 year after the close of the Plan Year in which the Participant severs from employment by reason of the attainment of Normal Retirement Age or Disability. If the Participant elects, the distribution of the Participant’s Account will commence not later than 1 year after the close of the Plan Year which is the 5th Plan Year following the Plan Year in which the Participant severs from employment for any reason other than the attainment of Normal Retirement Age, Disability or death, unless the Participant is reemployed by an Affiliate before distribution would otherwise be required to begin under this sentence.
(d)    Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, the Participant’s entire vested Account will be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant reaches age 70 ½; or (ii) the calendar year in which the Participant terminates employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will begin no later than the April 1 following the calendar year in which the Participant reaches age 70½. Notwithstanding anything in the Plan to the contrary, all distributions will be made in accordance with Code Section 401(a)(9), including the incidental benefit rules of Code Section 401(a)(9)(G), Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and any other provisions reflecting Code Section 401(a)(9) that are prescribed by regulation, revenue ruling, notices and other IRS guidance. A Participant who is a 5 percent owner and whose minimum distributions begin while he is still employed may elect to either (x) take a distribution of his entire Account balance, or (y) receive substantially equal monthly installment payments over a period equal to his life expectancy; provided, any such installment payments will cease when the Participant severs from employment.
(e)    Delay Upon Reemployment or Termination of Disability. If a Participant becomes eligible to receive or begins receiving a benefit payment in accordance with the terms of subsection (a) hereof and subsequently is reemployed by an Affiliate or ceases to be Disabled (as applicable) prior to the time his Account has been distributed in full, the distribution

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to such Participant will be delayed until such Participant again becomes eligible to receive a distribution from the Plan pursuant to the terms of this or any other section of the Plan.
11.2    Death Benefits.
(a)    Generally. If a Participant dies before full payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 11.6 will be entitled to receive a distribution of the total of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed.
(b)    Timing of Payment. The Beneficiary or Beneficiaries may elect to receive a distribution of benefits at any time following the date of the Participant’s death, and payment will be made as soon as practicable after such election; provided, that if the Beneficiary or Beneficiaries do not make such an election, the Administrative Committee will distribute the benefits to such Beneficiary or Beneficiaries by the last day of the second Plan Year following the Plan Year in which the Participant died. Notwithstanding the foregoing, if the amount of payment required to be made on such date cannot be ascertained by such date, payment will be made no later than 60 days after the earliest date on which such payment can be ascertained under the Plan. The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the consent of such Beneficiary. If the Beneficiary elects, the distribution of the Participant’s Account will commence not later than 1 year after the close of the Plan Year in which the Participant severs from employment by reason of the Participant’s death.
(c)    Form of Payment. The payment of any distribution to a Beneficiary from the Plan will be in the form of a single-sum distribution. At the Beneficiary’s election, the payment will be made in either (i) cash only, or (ii) whole shares of Company Stock (with any fractional share of Company Stock being paid in cash) for any portion of his or her benefit invested in the Company Stock Fund and cash for the remaining portion of the benefit.
11.3    Restrictions on Distributions from Before-Tax, Roth and Supplemental Accounts.
Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax, Roth and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax contributions, (B) Roth contributions, (C) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (D) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:
(a)    The Participant’s death or disability;

(b)    The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);

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(c)    The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;

(d)    The attainment by such Participant of age 59½;

(e)    The Participant’s incurrence of a financial hardship; or

(f)    The Participant qualifying for a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii).

11.4    Form of Distribution For Participants.
(a)    Generally. Except as provided in subsection (b), the payment of any distribution to a Participant from the Plan will be in the form of a single-sum distribution. At the Participant’s election, the payment will be made in either (i) cash only, or (ii) whole shares of Company Stock (with any fractional share of Company Stock being paid in cash) for any portion of the Account invested in the Company Stock Fund and cash for the remaining portion of the Account.
(b)    Partial Distributions and Installments. Subject to the provisions of Section 11.1(d), a Participant who is eligible for a distribution under Section 11.1 and whose vested Account balance is greater than $5,000 may elect the following distribution options:
(1)    Partial Distributions. A Participant may elect to receive a partial distribution, at any time and from time-to-time before he elects a single-sum payment of his entire Account.
(2)    Installments for Specified Term. A Participant may elect, in any manner established by the Administrative Committee, periodic installments made in monthly, quarterly, semiannual, or annual installments over a period certain, subject to Section 11.1(d) and the following:
(A)    If a Participant selects payment in the form of installments over a period certain, the maximum length thereof will be the joint life expectancy of such Participant and his designated Beneficiary. The life expectancy of the Participant and his Beneficiary will be calculated at the time distributions commence and will not thereafter be recalculated.
(B)    If a Participant selects payment in the form of installments over a period certain, the amount of each installment payment will be equal to the Participant’s vested Account balance as of the valuation date on which the installment payment is processed, divided by the total number of remaining installment payments as of such date (including the installment payment then being processed).

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(C)    If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single-sum payment or cancel the remaining installments. If the Participant cancels the remaining installments, he may make a new installment payment election for his remaining Account balance.
(D)    A Participant may not make an installment election under this subsection (2) at any time when he has an installment election under subsection (3) in effect.
(3)    Installments for Specified Amount. A Participant may elect, in any manner established by the Administrative Committee, periodic installments of a specified dollar amount payable monthly, quarterly, semiannually, or annually, subject to Section 11.1(d) and the following:
(A)    If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single-sum payment or cancel the remaining installments. If the Participant cancels the remaining installments, he may make a new installment payment election for his remaining Account balance.
(B)    If, at any time when an installment payment scheduled under this subsection (3) is processed, the Participant’s vested Account balance is less than the scheduled installment payment amount, in lieu of the scheduled installment payment the Participant will receive a full distribution of his remaining vested Account balance, and no further installments will be paid thereafter.
(C)    A Participant may not make an installment election under this subsection (3) at any time when he has an installment election under subsection (2) in effect.
(c)    Direct Rollover Distributions. If a Participant, Surviving Spouse, a spousal alternate payee under a qualified domestic relations order, or Beneficiary who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan. For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E). A Participant, Surviving Spouse, spousal alternate payee under a qualified domestic relations order or Beneficiary may only designate one Eligible Retirement Plan to which his Eligible Rollover Distribution may be transferred. Notwithstanding the foregoing, a direct rollover of a distribution from a Participant’s Roth Account or Roth Rollover Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to

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a Roth IRA described in Code Section 408A, and only to the extent the transfer is permitted under the rules of Code Section 402(c).
11.5    Qualified Domestic Relations Orders.
In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit subject to the qualified domestic relations order to the prescribed alternate payee(s) at such time and in such form as described in the qualified domestic relations order and permitted under Section 16.1. If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account will be reduced accordingly and will be subject to the distribution provisions in this Article. To the extent necessary or appropriate under a qualified domestic relations order, the Administrative Committee will establish a separate account (and any appropriate subaccount) for the benefit of the alternate payee.
11.6    Beneficiary Designation.
(a)    General. In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant will be deemed to have named his Spouse, if any, as his sole primary Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s death benefit to a primary Beneficiary other than or in addition to the Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.
(b)    No Designation or Designee Dead or Missing. In the event that:
(1)    a Participant dies without designating a Beneficiary;
(2)    the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

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(3)    the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to commence to such person;
then, in any of such events, the Beneficiary of such Participant will be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant; provided, if the Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), and no claim has been made on behalf of the Participant’s estate within a reasonable period of time after the Participant’s death, then, to the extent any individual(s), whom the Administrative Committee in its sole discretion determines to be heirs and/or relatives of the deceased Participant, make an affirmative claim for payment of the deceased Participant’s Account, the Administrative Committee in its sole discretion may determine that the Beneficiary will be some or all of such heirs and/or relatives of the Participant, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any Participating Company, the Administrative Committee or the Trustee. Notwithstanding the foregoing, in no event will the Administrative Committee have any obligation to search for any heirs or relatives of the deceased Participant, whether by publication or otherwise.

11.7    Forfeiture of Benefits by Killers.
Notwithstanding anything to the contrary in the Plan, no payment of benefits will be made under any provision of the Plan to any individual who kills the Participant or Beneficiary with respect to whom such amount would otherwise be payable. An individual will be treated as having killed a Participant or Beneficiary for purposes of this Section only if, by virtue of such individual’s involvement in the death of the Participant or Beneficiary, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such killer will be deemed to have predeceased the Participant or Beneficiary, as applicable. The Administrative Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.
11.8    Claims.
(a)    Rights. If a Participant or beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant or beneficiary will submit the claim in accordance with the procedures set forth in this Section. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” will be 2 years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained of occurred. Additionally,

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upon denial of an appeal pursuant to subsection (c) hereof, a Participant or beneficiary will have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period will be precluded.
(b)    Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee or in any other format acceptable to the Administrative Committee in its discretion, in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.
(1)    Generally. Except as provided in subsection (b)(2) hereof, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.
(2)    Claims Based on an Independent Determination of Disability. With respect to a claim for benefits under the Plan based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension will not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection (b)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.
(c)    Review Procedure. Any Participant or beneficiary who has been denied a benefit, or his duly authorized representative, will be entitled, upon request to the Administrative Committee, to appeal the denial of his claim in accordance with subsection (c)(1) or (c)(2)

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hereof, as applicable. The claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession, free of charge, in order to prepare the appeal.
(1)    Generally. Except as provided in subsection (c)(2) hereof, the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring a civil action under ERISA Section 502(a).
(2)    Claims Based on an Independent Determination of Disability. With respect to an appeal of a denial of benefits under the Plan based on Disability ((other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision will be made within 45 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period. The Administrative Committee’s review will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.
(d)    Satisfaction of Claims. Any payment to a Participant or beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, will to

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the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be. If receipt and release are required but execution by such Participant, beneficiary, legal representative or heirs at law is not accomplished so that the terms of Section 11.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court directs, for disposition in accordance with the order of such court, and such distribution will be deemed to comply with the requirements of Section 11.1(b).
11.9    Explanation of Rollover Distributions.
Within a reasonable period of time (as defined for purposes of Code Section 402(f)) before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article X) from the Plan to a Participant or beneficiary, the Administrative Committee will provide such Participant or beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder.
11.10    Unclaimed Benefits.
In the event a Participant becomes entitled to benefits under the Plan other than death benefits and the Administrative Committee is unable to locate such Participant (after sending a letter, return receipt requested, to the Participant’s last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the Administrative Committee will direct that such benefits be paid to the Beneficiary of such Participant; provided, if the distribution is payable upon the termination of the Plan, the Administrative Committee will not be required to wait until the end of such 1-year period. If the participant and the Beneficiary cannot be located and fail to claim such benefits by the end of the fifth Plan Year following the Plan Year in which such Participant becomes entitled to such benefits, then the full Account of the Participant will be deemed abandoned and will be used to reduce the Matching Contributions of the Participating Company or Companies which employed such Participant; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account but prior to the expiration of the time within which any such person’s claim to the Account would expire under appropriate state law, then the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) will be restored (from abandoned Accounts, Trust earnings or Contributions made by the Participating Company or Companies with whom the Participant formerly was employed) and paid to such Participant or Beneficiary, as appropriate; and provided, further, the

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Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 5 Plan Years if it believes that it is in the best interest of the Plan to do so.
11.11    Recovery of Mistaken Payments.
If any benefit is paid to a Participant or beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s or beneficiary’s future benefit payments. If no further benefits are payable to the Participant or beneficiary under the Plan, the Administrative Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant or beneficiary.
11.12    Recordkeeper Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no distributions will be permitted.

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ARTICLE XII
ADMINISTRATION
12.1    Administrative and Investment Committees; Appointment and Term of Office.
(a)    The Administrative and Investment Committees will each consist of not less than one member who will be appointed by and serve at the pleasure of the Board.

(b)    The Board will have the right to add or remove any member of the Administrative or Investment Committee at any time. A member may resign at any time by notifying the remaining members of the committee. If a vacancy in the Administrative or Investment Committee should occur, a successor may be appointed by the Board.

(c)    If an Administrative or Investment Committee member who is an Employee terminates employment with the Affiliates, he or she will be deemed removed from such committee as of the date of such termination of employment.

12.2    Organization of Administrative and Investment Committees.
The Administrative and Investment Committees may each elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company will be fixed by the Administrative Committee and will be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. To the extent of such delegation, references to the Administrative Committee in the Plan will be deemed to include references to such agents. The Administrative and Investment Committees will act by majority vote or by action approved in writing or electronically by a majority of the committee members. Its members will serve as such without compensation.
12.3    Powers and Responsibility of the Administrative Committee.
(a)    Fiduciary Responsibilities. The Administrative Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee, acting in its role as Named Fiduciary, will have the following duties and responsibilities:
(1)    to construe the Plan and to determine all questions that arise thereunder;

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(2)    To have all administrative powers elsewhere herein conferred upon it;
(3)    to decide all questions relating to the eligibility of Employees to participate in the Plan;
(4)    to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;
(5)    To make factual findings with respect to claims for benefits;
(6)    to maintain and retain records relating to Participants and Beneficiaries;
(7)    to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
(8)    to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;
(9)    to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
(10)    As permitted in the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;
(11)    to engage service providers, assistants and professional advisers;
(12)    to arrange for fiduciary bonding;
(13)    to provide procedures for determining claims for benefits; and
(14)    To delegate any recordkeeping or other administerial duties hereunder to any other person or third-party;
all as further set forth herein.

(b)    Other Powers. In addition to serving as administrator of the Plan, the Administrative Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including some authority to amend the Plan. In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Administrative Committee will not be deemed to be acting as a Plan fiduciary.

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12.4    Delegation.
The Administrative Committee will have the power to delegate specific fiduciary, administrative and ministerial responsibilities. Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Administrative Committee. References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.
12.5    Construction of the Plan.
The Administrative Committee may take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency. The Administrative Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
12.6    Assistants and Advisors.
(a)    Engaging Advisors. The Administrative Committee will have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisers are not paid by the Controlling Company, they will be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.
(b)    Reliance on Advisors. The Administrative Committee and the Participating Companies will be entitled to rely upon all certificates and reports made by an actuary, accountant, attorney or other professional advisor selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee will be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such actuary, accountant, attorney or professional advisor; and any action so taken or suffered will be conclusive upon each of them and upon all other persons interested in the Plan.
12.7    Bonding.
No bonding in excess of the amount required by law will be required by the Plan.

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12.8    Powers and Responsibility of the Investment Committee.
The Investment Committee will have the responsibility and authority:
(a)    To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets;

(b)    To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;

(c)    To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law;

(d)    To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisors are not paid by a Participating Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund; and

(e)    To appoint a Trustee.

12.9    Direction of Trustee by the Investment Committee.
The Investment Committee will establish and communicate general investment policy guidelines and directions to the Trustee respecting investments and investment funds to be made available under the Plan in compliance with, and pursuant to, the terms of the Plan and Trust.
12.10    Bonding.
The Administrative Committee will arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law will be required by the Plan.
12.11    Indemnification.
The Administrative Committee and the Investment Committee and each member of those committees will be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the committee or him in connection with any action to which the committee or he may be a party (by reason of his service as a member of a committee) except in relation to matters as to which the committee or he are adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification will be in addition to such other rights as such committee or each committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder will be in addition to and

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not in lieu of any rights to indemnification to which such committee or each committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a committee member’s function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

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ARTICLE XIII
ALLOCATION OF AUTHORITY AND RESPONSIBILITIES
13.1    Controlling Company and Board.
(a)    General Responsibilities. The Controlling Company and Board will have the following (and only the following) authority and responsibilities:
(1)    To appoint the Administrative Committee and the Investment Committee and to monitor each of their performances;
(2)    To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties;
(3)    To provide channels and mechanisms through which the Administrative Committee, the Investment Committee and/or the Trustee can communicate with Participants and Beneficiaries; and
(4)    To terminate the Plan.
In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Administrative Committee.

(b)    Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.
13.2    Administrative Committee.
(a)    General Responsibilities. The Administrative Committee will have the authority and responsibilities imposed by Article XII hereof. With respect to said authority and responsibilities, the Administrative Committee will be a Named Fiduciary. The Administrative Committee will have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.
(b)    Allocation of Authority. In the event any of the areas of authority and responsibilities of the Administrative Committee overlap with those of any other Plan fiduciary, the Administrative Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Administrative Committee with respect to such authority and responsibilities ultimately will be controlling.

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The Investment Committee will have the authority and responsibilities imposed by Articles VII and XII hereof. With respect to said authority and responsibilities, the Investment Committee will be a Named Fiduciary. The Investment Committee will have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.
13.3    Trustee.
The Trustee will be a fiduciary with respect to investment of Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.
13.4    Limitations on Obligations of Fiduciaries.
No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.
13.5    Delegation.
Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.
13.6    Multiple Fiduciary Roles.
Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.

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ARTICLE XIV
AMENDMENT, TERMINATION AND ADOPTION
14.1    Amendment.
The provisions of the Plan may be amended at any time and from time to time by the Board or the Administrative Committee, provided:
(a)    No amendment will increase the duties or liabilities of the Trustee without the consent of such party;

(b)    Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit; and

(c)    Any amendment that would result in a material increase in the cost of the Plan or that would materially change the benefits provided under the Plan must be approved by the Board.

14.2    Termination.
(a)    Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, the Investment Committee and each Participating Company and the Trustee will be promptly advised of such decision in writing. For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 14.3(e).
(b)    Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100% vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, will instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.
(c)    Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his Account; provided, if the balance of a Participant’s Account is greater than $5,000 and such Participant does not consent to a lump sum distribution, the Administrative Committee will

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direct that the Participant’s Account be distributed in a direct rollover to an individual retirement account designated by the Plan Administrative Committee in the Participant’s name. The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 11.10 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies). Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Administrative Committee may elect to transfer a missing Participant’s or beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).
(d)    Vesting Upon Partial Termination. In the event of a partial termination of the Plan, the Accounts of those Participants and Beneficiaries affected will become 100% vested and nonforfeitable and will be distributed in a manner and at a time consistent with the terms of Article XI.
14.3    Adoption of the Plan by a Participating Company.
(a)    Procedures for Participation. The Controlling Company and Georgia Gas Company became Participating Companies in the Plan on January 1, 1986. Certain other Affiliates became Participating Companies in the Plan on the dates specified on Schedule A hereto. Any other Affiliate may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for an Affiliate company to become a Participating Company, the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any company which will commence participation in the Plan, along with the effective date of its participation, will be recorded on Schedule A hereto or in other records of the Administrative Committee. To adopt the Plan as a Participating Company, the Affiliate company must accept designation as a Participating Company, subject to all of the provisions of this Plan and of the Trust. Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company will be eligible to participate in the Plan subject to the terms hereof and of the action of the Administrative Committee designating the adopting company as such.
(b)    Single Plan. The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

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(c)    Authority under Plan. As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust will be vested in the Administrative Committee and the Board, and no Participating Company other than the Controlling Company will have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Administrative Committee or the Board will be binding upon every Participating Company without further action by such Participating Company.
(d)    Contributions to Plan. A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee determines.
(e)    Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A company’s status as a Participating Company automatically will cease as of the date it ceases to be an Affiliate. Any Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Administrative Committee in its sole discretion.
14.4    Merger, Consolidation and Transfer of Assets or Liabilities.
In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

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ARTICLE XV
TOP-HEAVY PROVISIONS
15.1    Top-Heavy Plan Years.
The provisions set forth in this Article will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article will not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or Section 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or Section 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article are no longer required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.
15.2    Determination of Top-Heavy Status.
(a)    Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:
(1)    the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants; or
(2)    the Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;
provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b)    Special Definitions.
(1)    Determination Date. The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year, and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under clause (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan. The value of any account balance under any Defined Contribution Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on

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the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year.
(2)    Key Employee. The term “Key Employee” means an Employee defined in Code Section 416(i) and the Treasury regulations thereunder.
(3)    Non-Key Employee. The term “Non-Key Employee” means any Employee who is not a Key Employee. For purposes hereof, former Key Employees will be treated as Non-Key Employees.
(4)    Permissive Aggregation Group. The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and 410.
(5)    Required Aggregation Group. The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.
(6)    Top-Heavy Group. The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group (determined as of a Determination Date), exceeds 60 percent of a similar sum determined for all Employees.
15.3    Top-Heavy Minimum Contribution.
(a)    Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other Defined Contribution Plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum. To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan. For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.
(b)    Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and

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Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.
(c)    Defined Contribution Minimum. The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:
(1)    3 percent of such Active Participant’s Compensation for such Plan Year; or
(2)    The highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.
For purposes of this subsection, (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax Contributions (other than Catch-up Contributions), Roth Contributions and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions (including matching contributions made under a plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met) may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax and Roth Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.
(d)    Defined Benefit Minimum. The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:
(1)    Equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and
(2)    Equals the lesser of (i) 2 percent times such Non-Key Employee’s number of years of service or (ii) 20 percent.
For purposes of determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded. All accruals of employer-provided benefits, whether or not attributable to

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years for which the Plan is top-heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

15.4    Top-Heavy Minimum Vesting.
The vesting schedules set forth in Section 8.2 satisfy the top-heavy minimum vesting requirements.
15.5    Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

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ARTICLE XVI
MISCELLANEOUS
16.1    Nonalienation of Benefits and Spendthrift Clause.
(a)    General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or beneficiary or to any legal process by any creditor of such Participant or beneficiary; and neither such Participant nor beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.
(b)    Exception for Qualified Domestic Relations Orders.
(1)    The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.
(2)    The Administrative Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, will direct the Trustee to pay, in a single sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment may be made as soon as practicable after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order under Code Section 414(p) or, if later, when the terms of the qualified domestic relations order permit such a distribution. If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.
(c)    Exception for Loans from the Plan. All loans made by the Trustee to any Participant or beneficiary will be secured by a pledge of the borrower’s interest in the Plan.
(d)    Exception for Certain Judgments, Orders, Decrees and Settlements. Notwithstanding the nonalienation requirements of subsection (a) hereof, a Participant’s benefits under the Plan may be reduced by an amount that the Participant is ordered or required to pay to

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the Plan under a judgment, order, decree or settlement described in Code Section 401(a)(13)(C) which is issued or entered into on or after August 5, 1997.
16.2    Headings.
The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
16.3    Construction, Controlling Law.
In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a Section, subsection or Article will be interpreted as a reference to a Section, subsection or Article of the Plan, as applicable. The Plan will be construed in accordance with the laws of the State of Georgia and applicable federal laws.
16.4    Legally Incompetent.
The Administrative Committee may in its discretion direct that payment be made and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person or to such other person as the Administrative Committee may otherwise determine, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.
16.5    Title to Assets, Benefits Supported Only By Trust Fund.
No Participant or beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or beneficiary out of the assets of the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.
16.6    Legal Action.
In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process, provided, such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan

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amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required.
16.7    Exclusive Benefit; Refund of Contributions.
No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:
(a)    Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is made by a mistake in fact, or conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.
(b)    Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.
(c)    Limitation on Refund. No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.
16.8    Plan Expenses.
As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.5, Forfeitures as provided in Section 5.6 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA). The Administrative Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.

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16.9    Satisfaction of Writing Requirement By Other Means.
In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Administrative Committee.

IN WITNESS WHEREOF, the Controlling Company has caused this Plan to be executed by its duly authorized agent.

AGL RESOURCES INC.

By:	/s/Wendy Henderson

Name:	Wendy Henderson

Title:	V.P. Human Resources

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SCHEDULE A

EFFECTIVE DATES FOR PARTICIPATING COMPANIES
(Sections 1.65 and 14.3 of the Plan)

NAME OF PARTICIPATING COMPANY	EFFECTIVE DATE OF PARTICIPATION
1. Atlanta Gas Light Company	July 1, 1946
2. Chattanooga Gas Company	July 1, 1991
3. AGL Resources Inc.	January 1, 1996
4. Virginia Natural Gas, Inc.	October 1, 2000
5. AGL Services Company	July 25, 2000
6. NUI Corporation and its direct and indirect wholly-owned subsidiaries	December 1, 2004
7. Sequent Energy Management L.P.	September 14, 2001
8. Jefferson Island Storage & HUB, LLC	October 1, 2004
9. Compass Energy Services, Inc.	October 1, 2007
10. Compass Energy Gas Services, LLC	October 1, 2007
11. Compass Energy Consulting, LLC	October 1, 2007
12. Southstar Energy Services, L.L.C.	January 1, 2012
13. Golden Triangle Storage, Inc.	January 1, 2012
14. Northern Illinois Gas Company	January 1, 2012
15. Nicor Energy Services Company	January 1, 2012

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SCHEDULE B

TRANSFER ACCOUNTS

B-1.    SouthStar Participants.

(i)
All before-tax, Roth, after-tax, supplemental and rollover contributions made to the SouthStar Energy Services, L.L.C. 401(k) Profit Sharing Plan (hereinafter, the “SouthStar Plan”), that transfer to the Plan will be deposited and maintained in the appropriate Before-Tax, Roth, After-Tax, Supplemental and/or Rollover Account.

(ii)	SouthStar Matching Accounts. All matching contributions made to the SouthStar Plan that transfer to the Plan will be deposited and maintained in the Participant’s Matching Account.

(iii)
Vesting Service for SouthStar Matching and Nonelective Accounts. Notwithstanding any provision of the Plan to the contrary, Sections 1.17 and 1.88 will not apply to determine vesting service for the matching and nonelective contribution accounts that were transferred to the Plan from the SouthStar Plan. Instead, the following provisions will apply:

(a)
Vesting Service. For the portion of a Participant’s Account that is attributable to amounts transferred from the SouthStar Plan, Years of Vesting Service will be the number of whole 12-month periods of service commencing on the date on which a Participant first completes an Hour of Service (or first completes an Hour of Service after rehire) (hereinafter, his “Employment Date”) and ending on the earlier of (i) the date his employment with all Affiliates terminates, or (ii) the first anniversary of the first date such Participant is absent from employment with all Affiliates (with or without pay) for any reason other than his termination of employment (for example, vacation, disability, Leave of Absence or layoff) (hereinafter, his “Severance Date”), subject to the following provisions:

(1)
Aggregation Rule. In determining a Participant’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (2) or (3) hereof) on the basis of days of service, with 365 days of service equal to one Year of Service. Periods of service of less than 365 days will be disregarded.

(2)	Counting Periods of Severance. In determining a Participant’s periods of service for purposes of this Section, the following

AGL RSP Plan	Page B-1

periods of severance will be taken into account and treated as periods of service:

(A)
If a Participant’s employment with all Affiliates terminates and the Participant then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and the date he performs such Hour of Service; and

(B)
If a Participant’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Participant is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, disability, Leave of Absence or layoff), and if such Participant then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to the date he performs such Hour of Service will be treated as a period of service.

(3)
Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, a Participant’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.

(4)
Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

(5)
Prior Service Crediting. Service with the following entities will be taken into account in determining a Participant’s Years of Vesting Service under this subsection (a): AGL Resources Inc.; Piedmont Natural Gas Company, Inc.; Dynergy, Inc.; Resources Energy Services Company, Inc.; and all Affiliates of SouthStar Energy Services, L.L.C.

(b)
Break in Service. With respect to the timing of forfeiture and restoration of the portion of a Participant’s Account that is attributable to matching and nonelective contributions that were transferred to the Plan from the SouthStar Plan (see, e.g., Section 9.4), a “Break in Service” means a continuous period of 12 consecutive months during which the Participant is not an Employee; provided, in the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month

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period beginning on the first anniversary of the first date the Participant is otherwise absent from service with the Affiliates does not constitute a Break in Service.

B-2.    Nicor Companies Savings Investment Plan.

(i)
Generally. All before-tax, Roth, after-tax, supplemental and rollover contributions made to the Nicor Companies Savings Investment Plan (the “Nicor SIP”), that transfer to the Plan will be deposited and maintained in the appropriate Before-Tax, Roth, After-Tax, Supplemental and/or Rollover Account.

(ii)	Nicor Matching Accounts. All matching contributions made to the Nicor SIP that transfer to the Plan will be deposited and maintained in the Participant’s Matching Account.

(iii)	Nicor Retirement Growth Account. Employer nonelective contributions made under the Nicor SIP that transfer to the Plan will be deposited and maintained in the Participant’s Nonelective Account.

(iv)
Nicor 2010 Account. A separate subaccount will be established and maintained to reflect amounts attributable to contributions paid by the Employers to the Trust Fund with respect to the settlement of class action securities litigation brought against Nicor Inc. on July 22, 2002, which transfer to the Plan. Such subaccount will be known as the “Nicor 2010 Account” and will be subject to the following:

(A)	All Nicor 2010 Accounts will be 100% vested.

(B)	The Nicor 2010 Accounts will be considered part of Participants’ Accounts in the Plan for purposes of eligibility for loans and in-service withdrawals after reaching age 59 ½.

(v)
Years of Vesting Service. Notwithstanding anything in the Plan to the contrary, the Years of Vesting Service for a Participant who was a participant in the Nicor SIP on June 27, 2013, will not be less than the years of vesting service such Participant would be credited at the time of determination by applying the terms of the Nicor SIP as in effect on June 27, 2013.

(vi)
Repayment to Restore Forfeitures. Notwithstanding the provisions of Sections 3.8 and 9.4 to the contrary, if a former participant in the Nicor SIP terminates and then returns to employment with the Affiliates, repayment of a prior distribution will not be required as a condition to have previously forfeited amounts restored to the Participant’s Account.

(vii)	Beneficiary Designations. Beneficiary designations in effect under the Nicor SIP as of June 27, 2013, will transfer and apply to the relevant Participant’s Account in the Plan effective June 28, 2013.

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(viii)
Dividend Reinvestment Elections. Elections to receive Company Stock dividends in cash that were in effect under the Nicor SIP as of June 27, 2013, will transfer and apply to the relevant Participant’s Account in the Plan effective June 28, 2013.

(ix)
Deferral Elections. Elections to make pre-tax, Roth and after-tax contributions that were in effect under the Nicor SIP as of June 27, 2013, will transfer and apply to the relevant Participant as Deferral Elections in the Plan effective June 28, 2013.

(x)
Beneficiary Distributions. Notwithstanding the provisions of Section 11.2 to the contrary, if a Nicor Participant died before June 28, 2013, and the Beneficiary or Beneficiaries do not make an election to receive a distribution of benefits, the Administrative Committee will distribute the benefits to such Beneficiary or Beneficiaries by December 31, 2015.

(xi)
Required Minimum Distributions. Notwithstanding the provisions of Section 11.1(d), if a Participant received a required minimum distribution (as provided in Code Section 401(a)(9)) from the Nicor SIP after reaching age 70 ½ and before June 28, 2013, the provisions of Section 11.1(d) will not apply to such Participant, and instead such Participant will receive required minimum distributions as follows:

(1)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (f) every Distribution Calendar Year up to and including the Distribution Calendar

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Year that includes the Participant’s date of death.

(3)
Distributions Following the Participant’s Death. Upon the Participant’s death, the Participant’s remaining Account balance will be distributed in accordance with Section 11.2; provided, such distribution will be made by the end of the next Plan Year following the date of the Participant’s death.

(4)    Definitions. For purposes of this Section:

(A)
Designated Beneficiary. “Designated Beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(B)
Distribution Calendar Year. “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. The required minimum distribution for each Distribution Calendar Year under this Section will be made on or before December 31 of that Distribution Calendar Year.

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SCHEDULE C
PAST SERVICE CREDIT

1.    VNG and CNG Employees. Past service credit will be granted for vesting purposes under the Plan for Years of Vesting Service with Virginia Natural Gas, Inc. and Consolidated Natural Gas Company to the employees of Virginia Natural Gas, Inc.

2.    JISH Employees. Past service credit will be granted for vesting purposes under the Plan for Employees who were hired by a Participating Company on October 1, 2004, as a result of the transaction related to the Purchase and Sale Agreement between AEP Acquisition L.L.C. and Pivotal Jefferson Island Storage & Hub, LLC, to the extent such service credit was recognized by the qualified defined contribution plan with a cash or deferred arrangement in which such Employees participated immediately before October 1, 2004.

3.    NUI Employees. Past Years of Vesting Service will be granted to Employees of NUI, who were employed on November 30, 2004, for service with NUI Corporation and any other individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or group consolidated with NUI Corporation for financial reporting purposes. The Accounts of all other Participants employed by NUI on or after January 1, 2006, will be subject to the vesting schedule set forth in Section 9.2.

AGL RSP Plan	Page C-1